Exhibit 4.39
Private & Confidential

FACILITY AGREEMENT
for a
Reducing Revolving Credit Facility
of up to US$87,000,000
to
FREESEAS INC.
provided by
CREDIT SUISSE

Contents

Clause		Page
1	Purpose and definitions	1

2	The Commitment and the Advances	12

3	Interest	15

4	Repayment, reduction and cancellation	16

5	Fees, commission and expenses	20

6	Payments and taxes; accounts and calculations	21

7	Representations and warranties	22

8	Undertakings	27

9	Conditions	32

10	Events of Default	34

11	Indemnities	38

12	Unlawfulness and increased costs	39

13	Security and set-off	40

14	Assignment, transfer and lending office	41

15	Notices and other matters	42

16	Governing law and jurisdiction	44

Schedule 1 Form of Drawdown Notice		45

Schedule 2 Documents and evidence required as conditions precedent to the Commitment being made available		46

Schedule 3 Form of Master Swap Agreement		58

Schedule 4 Form of Master Agreement Security Deed		59

Schedule 5 Form of Owner’s Guarantee		60

Schedule 6 Form of Mortgage		61

Schedule 7 Form of General Assignment		62

Schedule 8 Form of Manager’s Undertaking		63

Schedule 9 Form of Charter Assignment		64

     THIS AGREEMENT is dated       December 2007 and made BETWEEN:
     (1) FREESEAS INC. as Borrower; and
     (2) CREDIT SUISSE as Bank.
     IT IS AGREED as follows:
1	Purpose and definitions

1.1	Purpose
This Agreement sets out the terms and conditions upon and subject to which the Bank agrees to make available to the Borrower a reducing revolving credit facility of up to Eighty seven million Dollars ($87,000,000) for the purpose of:
(a)	assisting the Borrower in advancing intra-Group loans to the Initial Owners for the purpose of refinancing in full the Initial Owner’s existing Indebtedness secured on the Initial Ships; and

(b)	assisting the Borrower in advancing intra-Group loans to Additional Owners for the acquisition by them of Additional Ships.
1.2	Definitions

In this Agreement, unless the context otherwise requires:

“Additional Owner” means, in respect of an Additional Ship, any member of the Group (other than the Borrower, the Manager and the Initial Owners) which is or (as the context may require) will become the registered owner of such Additional Ship, following the Bank’s approval of a Request pursuant to clause 2.3.10 and it includes its successors in title and “Additional Owners” means any or al of them;

“Additional Ship” means each ship of the Approved Type registered or (as the context may require) to be registered in the name of an Additional Owner under the laws and flag of the relevant Flag State through the relevant Registry, following the Bank’s approval of a relevant Request pursuant to clause 2.3.10 and, in relation to an Additional Owner, it means the Owner owning such Additional Ship and “Additional Owners” means any or all of them;

“Additional Tranche” means each Tranche (other than the Initial Tranche) of the maximum amount determined and specified by the Bank pursuant to clause 2.3.11 made or (as the context may require) to be made available to the Borrower for the purpose of assisting the Borrower in advancing an intra-Group loan to an Additional Owner for the acquisition by it of an Additional Ship, and “Additional Tranches” means any or all of them;

“Advance” means, in relation to a Tranche and the part of the Commitment relating thereto, each borrowing by the Borrower of a portion of such part of the Commitment or (as the context may require) the principal amount of such borrowing for the time being outstanding and “Advances” means any or all of them;

“Applicable Accounting Principles” means generally accepted international accounting principles and practices;

“Approved Type” means a handy-size, handy-max or panamax bulk carrier which is:
(a)	not older than ten (10) years;

(b)	not smaller than 20,000 dwt and not larger than 85,000 dwt; and

(c)	otherwise in all respects (including, without limitation, as to its flag, physical condition, classification or employment) acceptable to the Bank in its sole discretion;
“Assignee” has the meaning ascribed thereto in clause 14.3;
“Availability Period” means the period commencing on the date of this Agreement and ending on the earlier of (a) the date falling three (3) months prior to the Final Maturity Date, (b) the date on which the Commitment is reduced to zero pursuant to clauses 4.4, 10.2 or 12 and (c) the date on which the Commitment is cancelled in full pursuant to clause 4.7;
“Available Amount” means, at any relevant time and in relation to a Tranche, the amount by which the part of the Commitment relating to such Tranche exceeds the aggregate of all Advances of such Tranche outstanding at such time;
“Bank” means Credit Suisse, a company incorporated in Switzerland with its registered office at Paradeplatz 8, 8070 Zurich, Switzerland acting for the purposes of this Agreement through its branch at St. Alban-Graben 1-3, 4002 Basel, Switzerland (or of such other address as may last have been notified to the other parties to this Agreement pursuant to clause 15.1.3) and includes its successors in title, Assignees or Transferees;
“Banking Day” means a day on which dealings in deposits in Dollars are carried on in the London Interbank Eurocurrency Market and (other than Saturday or Sunday) on which banks are open for business in London (England), Athens (Greece), Basel (Switzerland) and New York City (U.S.A.) (or any other relevant place of payment under clause 6);
“Borrowed Money” means Indebtedness in respect of (i) money borrowed or raised and debit balances at banks, (ii) any bond, note, loan stock, debenture or similar debt instrument, (iii) acceptance or documentary credit facilities, (iv) receivables sold or discounted (otherwise than on a non-recourse basis), (v) deferred payments for assets or services acquired, (vi) finance leases and hire purchase contracts, (vii) swaps, forward exchange contracts, futures and other derivatives, (viii) any other transaction (including without limitation forward sale or purchase agreements) having the commercial effect of a borrowing or raising of money or of any of (ii) to (vii) above and (ix) guarantees in respect of Indebtedness of any person falling within any of (i) to (viii) above;
“Borrower” means FreeSeas Inc. of Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 and includes its successors in title;
“Borrower’s Security Documents” means, at any relevant time, such of the Security Documents as shall have been executed by the Borrower at such time;
“Charter Assignment” means, in relation to a Ship, a first priority specific assignment of any Security Charter of such Ship executed or (as the context may require) to be executed by the relevant Owner in favour of the Bank in the form set out in schedule 9 and “Charter Assignments” means any of all of them;
“Charterer” means, in relation to a Security Charter, such person as shall be acceptable to the Bank which is the charterer of the relevant Ship under such Security Charter;
“Classification” means, in relation to a Ship, the highest class available to a vessel of that Ship’s type with the relevant Classification Society or such other classification as the Bank shall, at the request of the Owner of such Ship, has agreed in writing shall be treated as the Classification in relation to such Owner’s Ship for the purposes of the relevant Ship Security Documents;
“Classification Society” means, in relation to a Ship, such classification society (being a member of the International Association of Classification Societies (“IACS”)) which the Bank shall, at the request of an Owner, agree in writing shall be treated as the Classification Society in relation to such Owner’s Ship for the purposes of the relevant Ship Security Documents;

“Code” means the International Management Code for the Safe Operation of Ships and for Pollution Prevention constituted pursuant to Resolution A. 741 (18) of the International Maritime Organisation and incorporated into the International Convention for the Safety of Life at Sea 1974 (as amended) and includes any amendments or extensions thereto and any regulation issued pursuant thereto;
“Commitment” means the aggregate amount which the Bank has agreed to lend to the Borrower under clause 2.1 under all Tranches as reduced or cancelled by any relevant term of this Agreement and:
(a)	in respect of the Initial Tranche, means $48,700,000;

(b)	in respect of each Additional Tranche, means the amount specified by the Bank under clause 2.3.11 to be the maximum amount to be made available to the Borrower under such Additional Tranche, in each case as reduced or cancelled by any relevant term of this Agreement;

“Compulsory Acquisition” means, in relation to a Ship, requisition for title or other compulsory acquisition, requisition, appropriation, expropriation, deprivation, forfeiture or confiscation for any reason of such Ship by any Government Entity or other competent authority, whether de jure or de facto, but shall exclude requisition for use or hire not involving requisition of title;

“Confirmation” shall have, in relation to any continuing Designated Transaction, the meaning given to it in the Master Swap Agreement;

“Contract” means, in respect of an Additional Ship, the memorandum of agreement and/or shipbuilding contract for the sale of such Additional Ship to, and the purchase of such Additional Ship by, the relevant Additional Owner, made or (as the context may require) to be made between the relevant Additional Owner as purchaser and any other person (excluding a member of the Group) as seller and/or builder of such Additional Ship and “Contracts” means any or all of them;

“Default” means any Event of Default or any event or circumstance which with the giving of notice or lapse of time or the satisfaction of any other condition (or any combination thereof) would constitute an Event of Default;

“Delivery Date” means, in relation to an Additional Ship, the date on which the relevant Additional Ship is delivered to, and accepted by, the relevant Additional Owner under the relevant Contract;

“Designated Transaction” means a Transaction which is entered into by the Borrower with the Bank as contemplated by clause 2.7;

“DOC” means a document of compliance issued to an Operator in accordance with rule 13 of the Code;

“Dollars” and “$” mean the lawful currency of the United States of America and, in respect of all payments to be made under any of the Security Documents, mean funds which are for same day settlement in the New York Clearing House Interbank Payments System (or such other U.S. dollar funds as may at the relevant time be customary for the settlement of international banking transactions denominated in U.S. dollars);

“Drawdown Date” means, in relation to each Advance, any date, being a Banking Day falling within the Availability Period, on which an Advance is, or is to be, made available;

“Drawdown Notice” means, in relation to each Advance, a notice substantially in the form of schedule 1 in respect of such Advance;

“Early Termination Date” shall have, in relation to any continuing Designated Transaction, the meaning given to it in the Master Swap Agreement;

“Earnings” means, in relation to a Ship, all moneys whatsoever from time to time due or payable to the Owner owning such Ship during the Security Period arising out of the use or operation of such Ship including (but without limiting the generality of the foregoing) all freight, hire and passage moneys, income arising under pooling arrangements, compensation payable to the Owner of such Ship in the event of the requisition of such Ship for hire, remuneration for salvage and towage services, demurrage and detention moneys and damages for breach (of payments for variation or termination) of any charterparty or other contract for the employment of such Ship;

“Encumbrance” means any mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, trust arrangement or security interest or other encumbrance of any kind securing any obligation of any person or any type of preferential arrangement (including without limitation title transfer and/or retention arrangements) having a similar effect;

“Environmental Affiliate” means any agent or employee of any Security Party or any other Relevant Party or any person having a contractual relationship with a Security Party or any other Relevant Party in connection with any Relevant Ship or its operation or the carriage of cargo and/or passengers thereon and/or the provision of goods and/or services on or from such Relevant Ship;

“Environmental Approval” means any consent, authorisation, licence or approval of any governmental or public body or authorities or courts applicable to any Relevant Ship or its operation or the carriage of cargo and/or passengers thereon and/or the provision of goods and/or services on or from such Relevant Ship required under any Environmental Law;

“Environmental Claim” means any and all enforcement, clean-up, removal or other governmental or regulatory actions or orders instituted or completed pursuant to any Environmental Law or any Environmental Approval together with claims made by any third party relating to damage, contribution, loss or injury, resulting from any actual or threatened emission, spill, release or discharge of a Pollutant from any Relevant Ship;

“Environmental Laws” means all national, international and state laws, rules, regulations, treaties and conventions applicable to any Relevant Ship pertaining to the pollution or protection of human health or the environment including, without limitation, the carriage of Pollutants and actual or threatened emissions, spills, releases or discharges of Pollutants;

“Event of Default” means any of the events or circumstances described in clause 10.1;

“Final Maturity Date” means 31 October 2015;

“First Reduction Date” means 31 January 2008;

“Flag State” means, in relation to each Ship, the Marshall Islands or such other state or territory designated in writing by the Bank, at the request of an Owner, as being the “Flag State” of such Owner’s Ship for the purposes of the relevant Ship Security Documents;

“Free Goddess” means the motor vessel Free Goddess, a 1995-built, 22,051 dwt bulk carrier, registered in the ownership of the Free Goddess Owner under the laws and flag of the relevant Flag State under Official Number 3030;

“Free Goddess Owner” means Adventure Five S.A. of Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 and includes its successors in title;

“Free Hero” means the motor vessel Free Hero, a 1995-built, 24,318 dwt bulk carrier registered in the ownership of the Free Hero Owner under the laws and flag of the relevant Flag State under Official Number 2540;

“Free Hero Owner” means Adventure Six S.A. of Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 and includes its successors in title;

“Free Jupiter” means the motor vessel Free Jupiter, a 2002-built, 47,777 dwt bulk carrier, registered in the ownership of the Free Jupiter Owner under the laws and flag of the relevant Flag State under Official Number 2506;

“Free Jupiter Owner” means Adventure Eight S.A. of Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 and includes its successors in title;

“General Assignment” means, in relation to each Ship, a general assignment executed or (as the context may require) to be executed by the relevant Owner in favour of the Bank in the form set out in schedule 7 and “General Assignments” means any or all of them;

“Government Entity” means and includes (whether having a distinct legal personality or not) any national or local government authority, board, commission, department, division, organ, instrumentality, court or agency and any association, organisation or institution of which any of the foregoing is a member or to whose jurisdiction any of the foregoing is subject or in whose activities any of the foregoing is a participant;

“Group” means, together, the Borrower and its Subsidiaries from time to time (which, for the avoidance of doubt, shall include the Owners and the Manager) and “member of the Group” shall be construed accordingly;

“Indebtedness” means any obligation for the payment or repayment of money, whether as principal or as surety and whether present or future, actual or contingent;

“Initial Charter” means:
(a)	in relation to Free Goddess, charterparty contract made between the Free Goddess Owner and Navision Shipping Company A.S. as charterer (the “Free Goddess Charterer”) to be documented in a “BHTME” form time charterparty to be entered into between the Free Goddess Owner and the Free Goddess Charterer which contract is on the date of this Agreement incorporated in a final fixture recap agreed between the Parties dated 23 August 2007;

(b)	in relation to Free Hero, the charterparty dated 4 December 2006 and made between (1) Ocean Phoenix Shipping Ltd. (the “Original Owner”) and (2) Armada Pacific Carriers (Singapore) Pte. Ltd. as charterer (the “Free Hero Charterer”) as amended and novated by a tripartite agreement dated 4 May 2007 and made between the Free Hero Owner, the Original Owner and the Free Hero Charterer; or

(c)	in relation to Free Jupiter, the charterparty contract made between (1) Korea Line Corporation (the “Free Jupiter Charterer”) and (2) the Free Jupiter Owner to be documented “BHPTIME” form time charterparty to be entered into between the Free Jupiter Owner and the Free Jupiter Chartererer which contract is on the date of this Agreement incorporated in a confirmation email dated 26 June 2006 from the Free Jupiter Charterers Brokers (Falcon Enterprises Inc.) addressed to the Free Jupiter Owner and responding to the Free Jupiter Owners message recapitulating the relevant fixture recap, and “Initial Charters” means any or all of them;

“Initial Owner” means:
(a)	in relation to Free Goddess, the Free Goddess Owner;

(b)	in relation to Free Hero, the Free Hero Owner; or

(c)	in relation to Free Jupiter, the Free Jupiter Owner,
and “Initial Owners” means any or all of them;

“Initial Ship” means:
(a)	in relation to the Free Goddess Owner, Free Goddess;

(b)	in relation to the Free Hero Owner, Free Hero; or

(c)	in relation to the Free Jupiter Owner, Free Jupiter,
and “Initial Ships” means any or all of them;

“Initial Tranche” means the Tranche of up to $48,700,000 made or (as the context may require) to be made available to the Borrower for the purpose of assisting the Borrower in advancing intra-Group loans to the Initial Owners for the refinancing in full of the existing Indebtedness of the Initial Owners secured on the Initial Ships;

“Insurances” means, in relation to a Ship, all policies and contracts of insurance (which expression includes all entries of such Ship in a protection and indemnity or war risks association) which are from time to time during the Security Period in place or taken out or entered into by or for the benefit of the Owner of such Ship (whether in the sole name of such Owner, or in the joint names of such Owner and the Bank or otherwise) in respect of such Ship and her Earnings or otherwise howsoever in connection with such Ship and all benefits thereof (including claims of whatsoever nature and return of premiums);

“Interest Payment Date” means the last day of an Interest Period;

“Interest Period” means, in relation to an Advance, each period for the calculation of interest in respect of such Advance ascertained in accordance with clauses 3.2 and 3.3;

“ISPS Code” means the International Ship and Port Facility Security Code constituted pursuant to resolution A.924(22) of the International Maritime Organization now set out in Chapter XI-2 of the International Convention for the Safety of Life at Sea 1974 (as amended) as adopted by a Diplomatic conference of the International Maritime Organisation on Maritime Security in December 2002 and includes any amendments or extensions thereto and any regulation issued pursuant thereto;

“ISSC” means, in relation to a Ship, an International Ship Security Certificate issued in respect of such Ship pursuant to the ISPS Code;

“LIBOR” means, in relation to any amount and for any period, the offered rate (if any) for deposits of Dollars for such amount and for such period which is:
(a)	the rate for such period, appearing on Reuters page LIBOR 01 (British Bankers’ Association Interest Settlement Rates) (or such other page as may replace such page LIBOR 01 on such system or on any other system of the information vendor for the time being designated by the British Bankers’ Association to calculate the BBA Interest Settlement Rate (as defined in the British Bankers’ Association’s Recommended Terms and Conditions (“BBAIRS” terms), at or about 11:00 a.m. (London time) on the Quotation Date; or

(b)	if on such date no such rate is displayed, the Bank’s offered rate for deposits of Dollars in an amount approximately equal to the amount in relation to which LIBOR is to be determined for a period equivalent to such period to prime banks in the London Interbank Market at or about 11:00 a.m. (London time) on the Quotation Date for such period;
“Loan” means the aggregate principal amount owing to the Bank under this Agreement at any relevant time;

“Management Agreement” means, in relation to each Ship, the management agreement made or (as the context may require) to be made between the relevant Owner and the Manager of that Ship in a form previously agreed in writing by the Bank, providing for (inter alia) the Manager to carry out the technical an/or commercial management of such Ship and “Management Agreements” means any or all of them;

“Manager” means, in relation to a Ship, Free Bulkers S.A. of Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960, or such other person or persons as may be appointed from time to time as technical and commercial manager of such Ship with the prior written consent of the Bank and includes its successors in title;

“Manager’s Undertaking” means, in relation to each Ship, the undertaking and assignment in respect of that Ship executed or (as the context may require) to be executed by the Manager in favour of the Bank, in the form set out in schedule 8 and “Manager’s Undertakings” means any or all of them;

“Margin” means:
(a)	subject to paragraph (b) below, one point two five per cent (1.25%) per annum; or

(b)	for any period determined by the Bank during which the Security Value is higher than one hundred and sixty seven per cent (167%) of the aggregate of (i) the Loan and (ii) the Swap Exposure minus (iii) any balance then standing to the credit of Security Accounts, one per cent (1%) per annum;
“Master Agreement Security Deed” means a security deed executed or (as the context may require) to be executed by the Borrower in favour of the Bank in the form set out in schedule 4;

“Master Swap Agreement” means the agreement made or (as the context may require) to be made between the Bank and the Borrower comprising a 2002 ISDA Master Agreement (including the Schedule) in the form set out in schedule 3 and includes any Designated Transactions from time to time entered into and any Confirmations from time to time exchanged thereunder and governed thereby;

“month” means a period beginning in one calendar month and ending in the next calendar month on the day numerically corresponding to the day of the calendar month on which it started, provided that (a) if the period started on the last Banking Day in a calendar month or if there is no such numerically corresponding day, it shall end on the last Banking Day in such next calendar month and (b) if such numerically corresponding day is not a Banking Day, the period shall end on the next following Banking Day in the same calendar month but if there is no such Banking Day it shall end on the preceding Banking Day and “months” and “monthly” shall be construed accordingly;

“Mortgage” means, in relation to each Ship, the first preferred Marshall Islands mortgage over that Ship executed or (as the context may require) to be executed by the relevant Owner in favour of the Bank in the form set out in schedule 6, and “Mortgages” means any or all of them;

“Mortgaged Ship” means, at any relevant time, any Ship which is at such time subject to a Mortgage and/or the Earnings, Insurances and Requisition Compensation of which are subject to an Encumbrance pursuant to the relevant Ship Security Documents and a Ship shall for the purposes of this Agreement be deemed to be a Mortgaged Ship as from the date that the Mortgage of that Ship shall have been executed and registered in accordance with this Agreement until whichever shall be the earlier of (i) the payment in full of the amount required by the Bank to be paid pursuant to clause 4.4 following the sale or Total Loss of such Ship and (ii) the date on which all moneys owing under the Security Documents have been repaid in full;

“Operating Account” means, in relation to each Owner and its Ship, a Dollar account of that Owner opened or (as the context may require) to be opened with the Bank and includes any sub-accounts thereof and any other account designated in writing by the Bank to be an Operating Account for that Owner and its Ship and “Operating Accounts” means any or all of them;

“Operating Account Pledge” means, in relation to each Operating Account, a first priority account pledge over (inter alia) that Operating Account, executed or (as the context may require) to be executed by the relevant Owner and the Bank, in such form as the Bank may require in its sole discretion and “Operating Account Pledges” means any or all of them;

“Operator” means any person who is from time to time during the Security Period concerned in the operation of a Ship and falls within the definition of “Company” set out in rule 1.1.2 of the Code;

“Owner” means, in relation to a Ship, the Owner of that Ship and it includes each Initial Owner and each Additional Owner and “Owners” means any or all of them;

“Owner’s Guarantee” means, in relation to each Owner, the guarantee executed or (as the context may require) to be executed by that Owner in favour of the Bank in the form set out in schedule 5 and “Owner’s Guarantees” means all of them;

“Permitted Encumbrance” means any Encumbrance in favour of the Bank created pursuant to the Security Documents and Permitted Liens;

“Permitted Liens” means, in relation to a Ship, any lien on such Ship for master’s, officer’s or crew’s wages outstanding in the ordinary course of trading, any lien for salvage, and any ship repairer’s or outfitter’s possessory lien for a sum not (except with the prior written consent of the Bank) exceeding the Casualty Amount (as defined in the Ship Security Documents for such Ship) for such Ship;

“Pollutant” means and includes pollutants, contaminants, toxic substances, oil as defined in the United States Oil Pollution Act of 1990 and all hazardous substances as defined in the United States Comprehensive Environmental Response, Compensation and Liability Act 1980;

“Quotation Date” means, in relation to any period for which LIBOR is to be determined under this Agreement, the day falling two (2) Banking Day before the first day of such period, unless market practice differs in the London Interbank Market, which case the Quotation Date will be determined by the Bank in accordance with market practice in the London Interbank Market;

“Reduction Dates” means, subject to clause 6.3:
(a)	in relation to the Initial Tranche (and the part of the Commitment relating thereto), the First Reduction Date and each of the dates falling at three (3) monthly intervals thereafter up to and including the Final Maturity Date;

(b)	in relation to each Additional Tranche (and the part of the Commitment relating thereto), each of the dates falling at three (3) monthly intervals after the Drawdown Date of the first Advance to be drawn down under such Tranche, up to and including the Final Maturity Date;

“Registry” means, in relation to a Ship, such registrar, commissioner or representative of the relevant Flag State who is duly authorised and empowered to register such Ship, the relevant Owner’s title to such Ship and the relevant Mortgage under the laws and flag of the relevant Flag State;

“Related Company” of a person means any Subsidiary of such person, any company or other entity of which such person is a Subsidiary and any Subsidiary of any such company or entity;

“Relevant Jurisdiction” means any jurisdiction in which or where any Security Party is incorporated, resident, domiciled, has a permanent establishment, carries on, or has a place of business or is otherwise effectively connected;

“Relevant Party” means the Borrower, each of the Owners, any other Security Party and each member of the Group from time to time;

“Relevant Ship” means the Ships and any other vessel from time to time (whether before or after the date of this Agreement) owned, managed or crewed by, or chartered to, any Relevant Party;

“Request” has the meaning given to it in clause 2.3.9;

“Requisition Compensation” means, in relation to a Ship, all sums of money or other compensation from time to time payable during the Security Period by reason of the Compulsory Acquisition of such Ship;

“Restis Family” means each of Mr Victor Restis and any of Mrs Bella Resti and/or Ms Claudia Resti and/or Ms Katia Resti and includes their direct linear descendants;

“Security Accounts” means, at any relevant time, the Operating Accounts and any bank accounts of the Borrower opened with the Bank, which are subject to an Encumbrance in favour of the Bank and designated by the Bank as “Security Accounts” for the purposes of this Agreement;

“Security Charter” means, in relation to a Ship, any time charter or other contract of employment for such Ship for a term which exceeds or, by virtue of any optional extensions therein contained, may exceed twelve (12) months’ duration which is entered into at any relevant time by the relevant Owner with a Charterer and which is in a form and substance acceptable to the Bank in all respects (including, for the avoidance of doubt, the Initial Charters);

“Security Documents” means this Agreement, the Master Swap Agreement, the Owner’s Guarantees, the Mortgages, the General Assignments, the Operating Accounts Pledges, the Manager’s Undertakings, the Master Agreement Security Deed, any Charter Assignment and any other documents as may have been or shall from time to time after the date of this Agreement be executed to guarantee and/or secure all or any part of any moneys from time to time owing by the Borrower to the Bank pursuant to this Agreement, interest thereon and other moneys from time to time owing by the Borrower or any other Security Party pursuant to this Agreement and/or any other Security Document (whether or not any such document also secures moneys from time to time owing pursuant to any other document or agreement);

“Security Party” means the Borrower, each Owner, the Manager or any other person who may at any time be a party to any of the Security Documents (other than the Bank);

“Security Period” means the period commencing on the date of this Agreement and terminating upon discharge of the security created by the Security Documents by payment of all moneys payable thereunder;

“Security Requirement” means the amount in Dollars (as certified by the Bank whose certificate shall, in the absence of manifest error, be conclusive and binding on the Borrower) which is, at any relevant time, One hundred and thirty five per cent (135%) of the aggregate of:
(a)	the Loan at such time; plus

(b)	the Swap Exposure at such time; minus

(c)	the aggregate amount, if any, standing to the credit of the Security Accounts at such time;
“Security Value” means the amount in Dollars (as certified by the Bank whose certificate shall, in the absence of manifest error, be conclusive and binding on the Borrower) which, at any relevant time, is the aggregate of (a) the market value of the Mortgaged Ships as most recently determined in accordance with clause 8.2.2 and (b) market value of any additional security for the time being actually provided to the Bank pursuant to clause 8.2;

“Seller” means, in relation to an Additional Ship, the seller and/or builder of such Additional Ship under the relevant Contract and “Sellers” means any or all of them;

“Ship” means, in relation to an Owner, the Ship owned by that Owner and it includes each Initial Ship and each Additional Ship, and “Ships” means any or all of them;

“Ship Security Documents” means, in relation to a Ship, the Mortgage, the General Assignment, any Charter Assignment and the Manager’s Undertaking in respect of such Ship;

“SMC” means, in relation to a Ship, a safety management certificate issued in respect of such Ship in accordance with rule 13 of the Code;

“Subsidiary” of a person means any company or entity directly or indirectly controlled by such person, and for this purpose “control” means either the ownership of more than fifty per cent (50%) of the voting share capital (or equivalent rights of ownership) of such company or entity or the power to direct its policies and management, whether by contract or otherwise;

“Swap Exposure” means, as at any relevant time, the amount certified by the Bank to be the aggregate net amount in Dollars which would be payable by the Borrower to the Bank under (and calculated in accordance with) section 6(e) (Payments on Early Termination) of the Master Swap Agreement if an Early Termination Date had occurred at the relevant time in relation to all continuing Designated Transactions thereunder;

“Taxes” includes all present and future taxes, levies, imposts, duties, fees or charges of whatever nature together with interest thereon and penalties in respect thereof and “Taxation” shall be construed accordingly;

“Total Loss” in relation to a Ship means:
(a)	the actual, constructive, compromised or arranged total loss of such Ship; or

(b)	the Compulsory Acquisition of such Ship; or

(c)	the hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation of such Ship (other than where the same amounts to the Compulsory Acquisition of such Ship) by any Government Entity, or by persons acting or purporting to act on behalf of any Government Entity, unless such Ship be released and restored to the relevant Owner from such hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation within thirty (30) days after the occurrence thereof;

“Tranche” means each of the tranches into which the Commitment and/or the Loan is sub-divided (being the Initial Tranche and each Additional Tranche) or (as the context may require) the principal amount thereof outstanding at any relevant time, and:
(a)	in relation to the Initial Ships, it means the Initial Tranche; or

(b)	in relation to an Additional Ship, it means the Additional Tranche made available for the financing of the acquisition of such Additional Ship by the relevant Additional Owner, and “Tranches” means any or all of them;

“Transaction” has the meaning given to it in the Master Swap Agreement;

“Transferee” has the meaning given to it in clause 14.4;

“Underlying Documents” means, together, any Security Charters, the Contracts and the Management Agreements and “Underlying Document” means any of them; and

“Varouxakis Family” means each of Mr Ion Varouxakis and/or his siblings and/or his parents and/or his wife and/or his direct linear descendants.

1.3	Headings

Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Agreement.

1.4	Construction of certain terms

In this Agreement, unless the context otherwise requires:
1.4.1	references to clauses and schedules are to be construed as references to clauses of, and schedules to, this Agreement and references to this Agreement include its schedules;

1.4.2	references to (or to any specified provision of) this Agreement or any other document shall be construed as references to this Agreement, that provision or that document as in force for the time being and as amended in accordance with the terms thereof, or, as the case may be, with the agreement of the relevant parties;

1.4.3	references to a “regulation” include any present or future regulation, rule, directive, requirement, request or guideline (whether or not having the force of law) of any agency, authority, central bank or government department or any self-regulatory or other national or supra-national authority;

1.4.4	words importing the plural shall include the singular and vice versa;

1.4.5	references to a time of day are to London time;

1.4.6	references to a person shall be construed as references to an individual, firm, company, corporation, unincorporated body of persons or any Government Entity;

1.4.7	references to a “guarantee” include references to an indemnity or other assurance against financial loss including, without limitation, an obligation to purchase assets or services as a consequence of a default by any other person to pay any Indebtedness and “guaranteed” shall be construed accordingly; and

1.4.8	references to any enactment shall be deemed to include references to such enactment as re-enacted, amended or extended.
2	The Commitment and the Advances

2.1	Agreement to lend

Upon and subject to the terms of this Agreement, the Bank, relying upon each of the representations and warranties in clause 7, agrees to make available to the Borrower, during the Availability Period, a reducing revolving credit facility of up to Eighty seven million Dollars ($87,000,000) in several Tranches, comprising the Initial Tranche and one or more Additional Tranches.

2.2	Drawdown

Subject to the terms and conditions of this Agreement, each Advance shall be made available to the Borrower following receipt by the Bank from the Borrower of a Drawdown Notice for such Advance not later than 10:00 a.m. on the third Banking Day before the date on which the Borrower proposes such Advance is made. A Drawdown Notice shall be effective on actual receipt by the Bank and once given shall, subject as provided in clause 3.6.1, be irrevocable.

2.3	Timing and limitations of Tranches and Advances
2.3.1	The aggregate amount of the Loan shall not exceed $87,000,000.

2.3.2	The Borrower shall be entitled to draw down the Commitment in several Tranches, comprising the Initial Tranche and one or more Additional Tranches.

2.3.3	The aggregate amount available under the Initial Tranche shall not exceed the lower of (a) $48,700,000 and (b) 50% of the acquisition cost of the Initial Ships by the Initial Owners (as evidenced by the relevant executed memoranda of agreement for such Ships) and shall be drawn down in up to two (2) Advances only, for the purpose of assisting the Borrower to advance intra-Group loans to the Initial Owners for the refinancing in full of their existing Indebtedness secured on the Initial Ships.

2.3.4	The aggregate amount available under all of the Additional Tranches shall not exceed $38,300,000 and no further Additional Tranches shall be made available if the aggregate amount already made available under previously utilised Additional Tranches is $38,300,000.

2.3.5	An Additional Tranche shall be made available to the Borrower in one (1) Advance only, for the purpose of assisting the Borrower to advance an intra-Group loan to an Additional Owner for the acquisition by it of an Additional Ship under a Contract. The maximum amount available under an Additional Tranche shall not exceed the lower of (a) 75% of the purchase price of the Additional Ship to be financed by the proceeds of such Additional Tranche (as evidenced by the relevant Contract), (b) 75% of the market value of such Additional Ship as evidenced by the valuation of such Additional Ship made under schedule 2, Part 4 and (c) the balance of the Commitment not already made available (whether drawn or not) under any other Tranche.

2.3.6	No Additional Tranche shall be made available unless the Initial Tranche has been made available and (whether partly or fully) drawn down.

2.3.7	There shall be no more than two (2) Additional Tranches available under this Agreement.

2.3.8	Each Tranche shall be drawn down originally in a single Advance except in the case of the Initial Tranche which may be drawn down in two (2) Advances.

2.3.9	If the Borrower wishes the Bank to make available an Additional Tranche under this Agreement, then the Borrower shall submit a request to the Bank in writing (a “Request”) advising the Bank:
(a)	of a proposed Additional Ship, its name, dead-weight tonnage, year of built, classification, proposed employment, existing and proposed flag, place of delivery, the proposed Additional Owner that intends to purchase it, the proposed acquisition cost and the proposed date of delivery under the proposed Contract for such Additional Ship and any other technical features and characteristics of that Additional Ship or any other information or data relevant to it, as may be requested by the Bank in its sole discretion; and

(b)	the proposed amount of the Additional Tranche to be made available for such proposed Additional Ship, which shall be of an amount not exceeding 75% of the acquisition cost thereof under the proposed Contract for such Additional Ship, as soon as practically possible before the date when it is intended that the relevant Additional Owner enters into the relevant proposed Contract for such proposed Additional Ship. The Borrower shall not submit a Request for a proposed Additional Ship unless it genuinely believes that, at the time of the submission of the relevant Request and at the time of its intended acquisition, such Additional Ship is and will be a ship of the Approved Type.

2.3.10	The Bank will, as soon as reasonably possible but in any event not later than five (5) Banking Days after the Borrower’s Request in respect of a proposed Additional Ship, notify the Borrower in writing as to whether the Request has been accepted or declined by the Bank. The Bank shall not accept a Request for an Additional Ship which is not, and will not be, a ship of the Approved Type, both at the time of submission of the Request and at the time of its proposed acquisition by the proposed Additional Owner under the relevant Contract. If, without taking into account its physical condition, the proposed Additional Ship would otherwise be of the Approved Type, then the Bank shall not unreasonably withhold its consent solely on the grounds of the physical condition of such Additional Ship, unless the Bank has first requested and received from the Borrower a survey report of such Additional Ship made by a surveyor appointed by the Bank in its sole discretion (at the cost and expense of the Borrower) and found the physical inspection of such Additional Ship, as stated in such report, to be unsatisfactory to the Bank. If the Bank advises the Borrower that it wishes to receive such a survey report for a proposed Additional Ship, then the deadline referred to above in this clause 2.3.10 shall be extended to ten (10) Banking Days after the day when the Borrower submitted to the Bank the relevant survey report.

2.3.11	When the Bank advises the Borrower that it accepts a Request in respect of an Additional Ship, it shall also notify the Borrower in writing of the maximum amount (in accordance with the other provisions of this clause 2.3) of the Commitment it shall make available to it under the Additional Tranche for such Additional Ship and, for the purposes of this Agreement, such amount advised by the Bank, shall be the part of the Commitment relating to, and available to the Borrower under, such Additional Tranche. The Bank shall include in the same notice to the Borrower, the amount (calculated and determined by the Bank in its sole discretion in accordance with clause 4.3.3) of each reduction of the Commitment for such Additional Tranche (but which calculation shall be based on an 18-year repayment profile inclusive of any final balloon reduction with the final reduction falling in any event on the Final Maturity Date) which shall be made in accordance with clause 4.3.1 and clause 4.3.3.

2.3.12	Any notice given by the Bank under clause 2.3.11 advising the Borrower of (a) the amount of the Commitment in respect of an Additional Tranche and/or (b) the number and amount of the reductions of the Commitment in respect of an Additional Tranche to be made on each relevant Reduction Date, shall constitute supplemental terms of this Agreement and an integral part hereof and shall be conclusive and binding on the Borrower.

2.3.13	The Borrower shall be entitled, by written notice to the Bank given prior to the giving of the first Drawdown Notice in respect of an Advance under an Additional Tranche, to cancel that Additional Tranche, whereupon the relevant Additional Tranche shall be cancelled but the unutilized part of the Commitment in respect of such Additional Tranche shall remain available to the Borrower for borrowing under future Additional Tranches that may subsequently be made available to the Borrower in accordance with the other provisions of this Agreement.

2.3.14	Each Advance of a Tranche shall be a minimum of Five million Dollars ($5,000,000) or the balance of the Available Amount for such Tranche, provided that no Advance of a Tranche may be drawn down on any day:
(a)	of an amount exceeding the Available Amount for such Tranche on such day; or

(b)	of an amount which, when added to the aggregate amount of the Loan outstanding on such day, would exceed sixty per cent (60%) of the Security Value; or

(c)	if a Default has occurred and is continuing on such day; or

(d)	if the number of Advances of such Tranche outstanding (taking into account the proposed Advance to be drawdown) would exceed three (3).
2.3.15	No Advance may be drawn down after 31 December 2007 if no Advance has been drawn down to that date.

2.3.16	No Advance may be drawn down after the last day of the Availability Period.
2.4	Availability

Upon receipt of a Drawdown Notice for an Advance complying with the terms of this Agreement, the Bank shall make such Advance available to the Borrower on the Drawdown Date for such Advance in accordance with clause 6.2. The Borrower acknowledges that payment in accordance with clause 6.2 of any Advance (or part thereof) to any lender of the existing Indebtedness of the Initial Owners secured on the Initial Ships or, as the case may be, to any Seller or the Borrower, shall satisfy the obligations of the Bank to lend such Advance (or the relevant part thereof) to the Borrower.

2.5	Termination of Commitment

Any part of the Commitment which remains undrawn and uncancelled by the last day of the Availability Period shall thereupon be automatically cancelled. The Commitment shall be reduced to zero (0) if no Advance has been drawn down by 31 December 2007.

2.6	Application of proceeds

Without prejudice to the Borrower’s obligations under clause 8.1.3, the Bank shall not have any responsibility for the application of the proceeds of the Loan or any part thereof by the Borrower.

2.7	Derivative transactions
2.7.1	If, at any time during the Security Period, the Borrower wishes to enter into any derivative transaction for any purpose whatsoever (including, without limitation, interest rate swap transactions so as to hedge all or any part of its exposure under this Agreement to interest rate fluctuations), it shall advise the Bank in writing.

2.7.2	Any such derivative transaction shall be concluded with the Bank under the Master Swap Agreement provided however that no such derivative transaction shall be concluded unless the Bank first agrees to it in writing. If and when any such derivative transaction has been concluded, it shall constitute a Designated Transaction, and the Borrower shall sign a Confirmation with the Bank.
3	Interest

3.1	Normal interest rate

The Borrower shall pay interest on each Advance in respect of each Interest Period relating thereto on each Interest Payment Date (or, in the case of Interest Periods of more than three (3) months, by instalments, the first such instalment payable three (3) months from the commencement of the Interest Period and the subsequent instalments payable at intervals of three (3) months or, if shorter, the period from the date of the preceding instalment until the Interest Payment Date relative to such period) at the rate per annum determined by the Bank to be the aggregate of (a) the Margin and (b) LIBOR for such Interest Period.

3.2	Selection of Interest Periods

The Borrower may by notice received by the Bank not later than 10:00 a.m. on the second Banking Day before the beginning of each Interest Period specify whether such Interest Period shall have a duration of three (3) months, six (6) months, nine (9) months or twelve (12) months or such other period which the Bank determines (in its absolute discretion) is available in the London Interbank Market as the Borrower may select and the Bank may agree.

3.3	Determination of Interest Periods

Every Interest Period shall be of the duration specified by the Borrower pursuant to clause 3.2 but so that:
3.3.1	the initial Interest Period in respect of each Advance shall commence on the date such Advance is made and each subsequent Interest Period for such Advance shall commence on the last day of the previous Interest Period for such Advance;

3.3.2	if any Interest Period in respect of an Advance of a Tranche would otherwise overrun a Reduction Date for such Tranche, then, in the case of the last Reduction Date for such Tranche, such Interest Period shall end on such Reduction Date, and in the case of any other Reduction Date or Reduction Dates for such Tranche on which the Borrower will be required to make a prepayment pursuant to clause 4.3, the relevant Tranche (or any Advance thereof) shall be divided into parts so that there is one part in the amount of the prepayment amount due on each such Reduction Date falling during that Interest Period and having an Interest Period ending on the relevant Reduction Date and another part in the amount of the balance of the relevant Tranche (or Advance thereof) having an Interest Period ascertained in accordance with clause 3.2 and the other provisions of this clause 3.3; and

3.3.3	if the Borrower fails to specify the duration of an Interest Period in accordance with the provisions of clause 3.2 and this clause 3.3 such Interest Period shall have a duration of three (3) months or such other period as shall comply with this clause 3.3.
3.4	Default interest

If the Borrower fails to pay any sum (including, without limitation, any sum payable pursuant to this clause 3.4) on its due date for payment under any of the Security Documents (other than the Master Swap Agreement), the Borrower shall pay interest on such sum on demand from the due date up to the date of actual payment (as well after as before judgment) at a rate determined by the Bank pursuant to this clause 3.4. The period beginning on such due date and ending on such date of payment shall be divided into successive periods of not more than six (6) months as selected by the Bank, each of which (other than the first, which shall commence on such due date) shall commence on the last day of the preceding such period. The rate of interest applicable to each such period shall be the aggregate (as determined by the Bank) of (a) two per cent (2%) per annum, (b) the Margin and (c) LIBOR for such period. Default interest shall be due and payable on the last day of each such period as determined by the Bank pursuant to this clause 3.4 or, if earlier, on the date on which the sum in respect of which such default interest is accruing shall actually be paid. If, for the reasons specified in clause 3.6.1, the Bank is unable to determine a rate in accordance with the foregoing provisions of this clause 3.4, interest on any sum not paid on its due date for payment shall be calculated at a rate determined by the Bank to be two per cent (2%) per annum above the aggregate of the Margin and the cost of funds to the Bank.
3.5	Notification of interest rate

The Bank shall notify the Borrower promptly of each rate of interest (or, as the case may be default interest) determined by it under this clause 3.

3.6	Market disruption; non-availability
3.6.1	If and whenever, at any time prior to the commencement of any Interest Period:
(a)	the Bank shall have determined (which determination shall, in the absence of manifest error, be conclusive) that adequate and fair means do not exist for ascertaining LIBOR during such Interest Period or that LIBOR does not accurately reflect the cost to the Bank of obtaining such deposits; or

(b)	that deposits in Dollars are not available to the Bank in the London Interbank Market in the ordinary course of business in sufficient amounts to fund the Loan for such Interest Period;
the Bank shall forthwith give notice (a “Determination Notice”) thereof to the Borrower. A Determination Notice shall contain particulars of the relevant circumstances giving rise to its issue. After the giving of any Determination Notice the undrawn and uncancelled amount of the Commitment shall not be borrowed until notice to the contrary is given to the Borrower by the Bank.

3.6.2	During the period of ten (10) days after any Determination Notice has been given by the Bank under clause 3.6.1, the Bank shall certify an alternative basis (the “Alternative Basis”) for funding the Commitment or maintaining the Loan. The Alternative Basis may, at the Bank’s sole unfettered discretion include (without limitation) alternative interest periods, alternative currencies or alternative rates of interest but shall include a margin above the cost of funds to the Bank equivalent to the Margin. The Alternative Basis so certified shall be binding upon the Borrower and shall take effect in accordance with its terms from the date specified in the Determination Notice until such time as the Bank notifies the Borrower that none of the circumstances specified in clause 3.6.1 continues to exist whereupon the normal interest rate fixing provisions of this Agreement shall apply.
4	Repayment, reduction and cancellation

4.1	Repayment

Without prejudice to the provisions of clause 4.3, the Borrower shall repay all the Advances under all Tranches in full on the Final Maturity Date.

4.2	Voluntary prepayment

The Borrower may, upon giving to the Bank prior notice in writing of its intention to make such prepayment, prepay the Loan in whole or part (such part being in an amount of One million Dollars ($1,000,000) or any larger sum which is an integral multiple of One million Dollars ($1,000,000)) at any time without premium or penalty but subject always to its obligations under clauses 4.5 and 11.1.

4.3	Reductions of the Commitment and prepayment of the Advances and Tranches
4.3.1	The Commitment in respect of each Tranche shall be reduced on each of the Reduction Dates for the relevant Tranche.

4.3.2	Subject to the provisions of this Agreement, the amount of each such reduction for the Initial Tranche shall be (a) $1,250,000 on each of the first to the thirty first (inclusive) Reduction Dates for the Initial Tranche and (b) $9,950,000 on the final Reduction Date for the Initial Tranche. For the avoidance of doubt, on the final Reduction Date for the Initial Tranche, the Commitment in respect of the Initial Tranche shall be reduced to zero.

4.3.3	Subject to the other provisions of this Agreement, the amount of each such reduction for an Additional Tranche to be made on each Reduction Date for that Additional Tranche, shall be the amount determined by the Bank and notified by the Bank to the Borrower in writing, as contained in the Bank’s notice for such Additional Tranche referred to in clause 2.3.11.

4.3.4	The Borrower shall prepay on each Reduction Date for a Tranche such part of such Tranche as shall ensure that:
(a)	the outstanding amount of the Advances under such Tranche (taking into account such prepayment),

will not exceed

(b)	the amount of the Commitment in respect of such Tranche (taking into account the reduction thereof on such Reduction Date in accordance with clause 4.3.2 or (as the case may be) 4.3.3).
4.4	Prepayment and cancellation on Total Loss or sale; other mandatory prepayments
4.4.1	Before first drawdown

On an Initial Ship becoming a Total Loss (or suffering damage or being involved in an incident which in the opinion of the Bank may result in such Initial Ship being subsequently determined to be a Total Loss) or sold before any Advance of the Initial Tranche is drawn down, the obligation of the Bank to make available the Commitment (or part thereof) shall immediately cease and the Commitment shall be reduced to zero (0).

4.4.2	Mortgaged Ships
(a)	Subject to clause 4.4.2(b), if a Mortgaged Ship becomes a Total Loss or is sold (with the prior written consent of the Bank pursuant to the relevant Ship Security Documents), the Relevant Fraction of the Commitment shall be cancelled and/or the Borrower shall prepay the Relevant Fraction of the Advances.

(b)	Notwithstanding sub-paragraph (a) of this clause 4.4.2, if a Mortgaged Ship becomes a Total Loss or is sold (with the prior written consent of the Bank pursuant to the relevant Security Documents) and at that time an Event of Default shall have occurred and be continuing, then:

(i)	the Borrower shall prepay, on the Disposal Reduction Date for such Mortgaged Ship, such proportion of the Loan; and/or

(ii)	such part of the Commitment shall be forthwith cancelled,
in each case, as the Bank may require in its absolute discretion (and the provisions of this clause 4.4.2(b) shall prevail over the provisions of clause 4.4.2(a) as to the amounts to be cancelled and/or prepaid).

(c)	For the avoidance of doubt, it is hereby agreed that, for the purposes of clauses 4.4.2(a) and 4.4.2(b), the Borrower shall be required to make a prepayment of the Advances (or part thereof) in accordance with either of such clauses, only if, and to the extent that, following the Total Loss or sale of the relevant Mortgaged Ship, the mere cancellation of part of the Commitment required by either of such clauses, shall not be sufficient to ensure that the aggregate amount of the Advances then outstanding does not exceed the Commitment (taking into account the relevant reduction thereof).
4.4.3	Defined terms

For the purposes of this clause 4.4:
(a)	“Disposal Reduction Date” means:
(i)	in relation to a Mortgaged Ship which has become a Total Loss, its Total Loss Reduction Date; or

(ii)	in relation to a Mortgaged Ship which is sold in accordance with the provisions of the relevant Ship Security Documents, the date of (and immediately prior to) completion of such sale by the transfer of title to such Mortgaged Ship to the purchaser in exchange for payment of the relevant purchase price;
(b)	“Relevant Fraction” means, in relation to a Mortgaged Ship which has become a Total Loss or is sold, the fraction having (i) as numerator the market value of the relevant Mortgaged Ship lost or sold as most recently determined in accordance with clause 8.2.2 and (ii) as a denominator the market value of all the Mortgaged Ships (including the relevant Mortgaged Ship lost or sold) as most recently determined in accordance with clause 8.2.2; and

(c)	“Total Loss Reduction Date” means, in relation to a Mortgaged Ship which has become a Total Loss, the date which is the earlier of:
(i)	the date falling one hundred and twenty (120) days after that on which such Mortgaged Ship becomes a Total Loss; and

(ii)	the date upon which insurance proceeds are, or Requisition Compensation is, received in respect of such Total Loss by the Borrower (or the Bank pursuant to the relevant Ship Security Documents).
4.4.4	Interpretation

For the purpose of this Agreement, a Total Loss shall be deemed to have occurred in relation to a Ship:
(a)	in the case of an actual total loss of such Ship, on the actual date and at the time such Ship was lost or, if such date is not known, on the date on which such Ship was last reported;

(b)	in the case of a constructive total loss of such Ship, upon the date and at the time notice of abandonment of such Ship is given to the insurers of such Ship for the time being;

(c)	in the case of a compromised or arranged total loss of such Ship, on the date upon which a binding agreement as to such compromised or arranged total loss has been entered into by the insurers of such Ship;

(d)	in the case of Compulsory Acquisition of such Ship, on the date upon which the relevant requisition of title or other compulsory acquisition occurs; and

(e)	in the case of hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation of such Ship (other than where the same amounts to Compulsory Acquisition of such Ship) by any Government Entity, or by persons purporting to act on behalf of any Government Entity, which deprives the Borrower of the use of such Ship for more than thirty (30) days, upon the expiry of the period of thirty (30) days after the date upon which the relevant hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation occurred.
4.5	Amounts payable on prepayment

Any prepayment of all or part of the Loan under this Agreement shall be made together with:
4.5.1	accrued interest on the amount to be prepaid to the date of such prepayment;

4.5.2	any additional amount payable under clauses 6.6 or 12.2; and

4.5.3	all other sums payable by the Borrower to the Bank under this Agreement or any of the other Security Documents including, without limitation, any accrued commitment commission payable under clause 5.1.2 and any amounts payable under clause 11.
4.6	Notice of prepayment; reduction of repayment instalments; re-borrowing
4.6.1	No prepayment may be effected under clause 4.2 unless the Borrower shall have given the Bank at least fifteen (15) days notice of its intention to make such payment. Every notice of prepayment shall be effective only on actual receipt by the Bank, shall be irrevocable, shall specify the Tranche (or Tranches), the Advance (or Advances) and the amount thereof to be prepaid, the manner of application of such prepayment pursuant to clause 4.6.2, and shall oblige the Borrower to make such prepayment on the date specified.

4.6.2	Any amount to be prepaid pursuant to clause 4.2 shall be applied in prepayment of such Tranche (or Tranches), Advance (or Advances), and in such manner between them, as specified by the Borrower.

4.6.3	Any prepayment of the Advances made pursuant to clause 4.4.2 as a result of the Total Loss or sale of a Ship, shall be applied, first, in prepayment of the Tranche (and the Advances thereof) relevant to the Ship lost or sold and, secondly, prepayment of all other Tranches (and Advances thereof) proportionately as between them.

4.6.4	The Borrower may not prepay the Loan or any part thereof save as expressly provided in this Agreement.

4.6.5	Unless and to the extent that the Commitment has been cancelled or reduced on or prior to the date of any such prepayment and subject to the other terms of this Agreement, amounts prepaid under this Agreement may be re-borrowed.

4.6.6	For the avoidance of doubt, any amounts of the Commitment reduced or cancelled pursuant to clause 4.4 may not be re-instated.

4.6.7	Any reduction of the Commitment made pursuant to clause 4.4.2 as a result of the Total Loss or sale of a Ship, shall be applied, first, in reduction of the part of the Commitment relating to the Tranche relevant to the Ship lost or sold and, secondly, in proportionate reduction of the Commitment in respect of all other Tranches and any part of the Commitment not yet allocated to a Tranche.

4.6.8	Any reduction of the Commitment in respect of a Tranche shall reduce proportionately the amounts thereof still required to be reduced on each Reduction Date for such Tranche pursuant to clause 4.3.
4.7	Cancellation of Commitment

The Borrower may, at any time during the Availability Period, by notice to the Bank cancel, with effect from a date not less than three (3) Banking Days after the receipt by the Bank of such notice, the whole or any part (being One million Dollars ($1,000,000)) or any larger sum which is an integral multiple of One million Dollars ($1,000,000)) of the Commitment, which is then available for drawing. Any such notice of cancellation, once given, shall be irrevocable and upon such cancellation taking effect the Commitment shall be reduced accordingly. On the date when any such cancellation takes effect, the Borrower shall pay to the Bank any accrued commitment commission on the part of the Commitment being cancelled and any other amounts then payable under clause 11.

4.8	Unwinding of Designated Transactions

On or prior to any repayment of all or part of the Loan (including, without limitation, pursuant to clauses 4.2, 4.3, 4.4 or 8.2.1(a) or any other provision of this Agreement), the Borrower shall, upon the request of the Bank wholly or partially reverse, offset, unwind, cancel, close out, net out or otherwise terminate one or more of the continuing Designated Transactions so that the notional principal amount of the continuing Designated Transactions thereafter remaining does not, and will not in the future, exceed the amount of the Loan as may be reducing from time to time thereafter.

5	Fees, commission and expenses

5.1	Fees and commissions

The Borrower shall pay to the Bank:
5.1.1	on or prior to the date of this Agreement, an arrangement fee in the amount of $435,000;

5.1.2	(i) on the date of this Agreement, a management fee of $3,000, and (ii) on each of the dates falling at six (6) monthly intervals thereafter until the last day of the Security Period, a management fee of $1,000 per Mortgaged Ship as at the due date of each such payment; and

5.1.3	on each of the dates falling at three (3) monthly intervals after the date of this Agreement] until the last day of the Availability Period and on the last day of the Availability Period, commitment commission computed from 3 September 2007 (in the case of the first payment of commission) and from the due date of the preceding payment of commission (in the case of each subsequent payment), at the rate of zero point three zero per cent (0.30%) per annum on the daily undrawn and uncancelled amount of the Commitment.
The fees and commission referred to in clause 5.1 shall be payable by the Borrower to the Bank whether or not any part of the Commitment is ever advanced and shall be, in each case, non-refundable.

5.2	Expenses

The Borrower shall pay to the Bank on a full indemnity basis on demand:
5.2.1	all expenses (including legal, printing and out-of-pocket expenses) incurred by the Bank in connection with the negotiation, preparation, execution and, where relevant, registration of the Security Documents and of any amendment or extension of or the granting of any waiver or consent under, any of the Security Documents; and

5.2.2	all expenses (including legal, printing and out-of-pocket expenses) incurred by the Bank in contemplation of, or otherwise in connection with, the enforcement of, or preservation of any rights under, any of the Security Documents, or otherwise in respect of the moneys owing under any of the Security Documents, together with interest at the rate referred to in clause 3.4 from the date on which such expenses were incurred to the date of payment (as well after as before judgment).

5.3	Value added tax

All fees and expenses payable pursuant to this clause 5 shall be paid together with value added tax or any similar tax (if any) properly chargeable thereon. Any value added tax chargeable in respect of any services supplied by the Bank under this Agreement shall, on delivery of the value added tax invoice, be paid in addition to any sum agreed to be paid hereunder.

5.4	Stamp and other duties

The Borrower shall pay all stamp, documentary, registration or other like duties or taxes (including any duties or taxes payable by the Bank) imposed on or in connection with any of the Underlying Documents, the Security Documents, the Loan or any part thereof and shall indemnify the Bank against any liability arising by reason of any delay or omission by the Borrower to pay such duties or taxes.

6	Payments and taxes; accounts and calculations

6.1	No set-off or counterclaim

The Borrower acknowledges that in performing its obligations under this Agreement, the Bank will be incurring liabilities to third parties in relation to the funding of amounts to the Borrower, such liabilities matching the liabilities of the Borrower to the Bank and that it is reasonable for the Bank to be entitled to receive payments from the Borrower gross on the due date in order that the Bank is put in a position to perform its matching obligations to the relevant third parties. All payments to be made by the Borrower under any of the Security Documents shall be made in full, without any set-off or counterclaim whatsoever and, subject as provided in clause 6.6, free and clear of any deductions or withholdings, in Dollars on the due date to such account at such Bank and in such place as the Bank may from time to time specify for this purpose.

6.2	Payment by the Bank

All sums to be advanced by the Bank to the Borrower under this Agreement shall be remitted in Dollars on the Drawdown Date for the relevant Advance and shall be paid by the Bank to the account specified in the Drawdown Notice for such Advance.

6.3	Non-Banking Days

When any payment under any of the Security Documents would otherwise be due on a day which is not a Banking Day, the due date for payment shall be extended to the next following Banking Day unless the Banking Day falls in the next calendar month in which case payment shall be made on the immediately preceding Banking Day.

6.4	Calculations

All interest and other payments of an annual nature under any of the Security Documents shall accrue from day to day and be calculated on the basis of actual days elapsed and a three hundred and sixty (360) day year.

6.5	Certificates conclusive

Any certificate or determination of the Bank as to any rate of interest or any other amount pursuant to and for the purposes of any of the Security Documents shall, in the absence of manifest error, be conclusive and binding on the Borrower.

6.6	Grossing-up for Taxes
6.6.1	If at any time the Borrower is required to make any deduction or withholding in respect of Taxes from any payment due under any of the Security Documents for the account of the Bank, the sum due from the Borrower in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the Bank receives on the due date for such payment (and retains, free from any liability in respect of such deduction or withholding), a net sum equal to the sum which it would have received had no such deduction or withholding been required to be made and the Borrower shall indemnify the Bank against any losses or costs incurred by it by reason of any failure of the Borrower to make any such deduction or withholding or by reason of any increased payment not being made on the due date for such payment. The Borrower shall promptly deliver to the Bank any receipts, certificates or other proof evidencing the amounts (if any) paid or payable in respect of any deduction or withholding as aforesaid.

6.6.2	For the avoidance of doubt, clause 6.6.1 does not apply in respect of sums due from the Borrower to the Bank under or in connection with the Master Swap Agreement as to which sums the provisions of section 2(d) (Deduction or Withholding for Tax) of the Master Swap Agreement shall apply.
6.7	Loan account

The Bank shall maintain, in accordance with its usual practice, an account evidencing the amounts from time to time lent by, owing and paid to it under the Security Documents. Such account shall, in the absence of manifest error, be conclusive as to the amount from time to time owing by the Borrower under the Security Documents.

7	Representations and warranties

7.1	Continuing representations and warranties

The Borrower represents and warrants to the Bank that:
7.1.1	Due incorporation

each of the Borrower, the Owners and each of the other Security Parties is duly incorporated and validly existing in good standing under the laws of their respective countries of incorporation as a Marshall Islands corporation or as a limited liability company (in the case of each of the other Security Parties), and have power to carry on their respective businesses as they are now being conducted and to own their respective property and other assets;

7.1.2	Corporate power

the Borrower has power to execute, deliver and perform its obligations under the relevant Underlying Documents and the Security Documents to which it is or is to be a party and to borrow the Commitment and each of the other Security Parties has power to execute and deliver and perform its obligations under the Security Documents and the Underlying Documents to which it is or is to be a party; all necessary corporate, shareholder and other action has been taken to authorise the execution, delivery and performance of the same and no limitation on the powers of the Borrower to borrow will be exceeded as a result of borrowing the Advances or any of them;

7.1.3	Binding obligations

the Underlying Documents and the Security Documents constitute or will, when executed, constitute valid and legally binding obligations of the relevant Security Parties enforceable in accordance with their respective terms;

7.1.4	No conflict with other obligations

the execution and delivery of, the performance of its obligations under, and compliance with the provisions of, the Underlying Documents and the Security Documents by the relevant Security Parties will not (i) contravene any existing applicable law, statute, rule or regulation or any judgment, decree or permit to which the Borrower or any other Security Party is subject, (ii) conflict with, or result in any breach of any of the terms of, or constitute a default under, any agreement or other instrument to which the Borrower or any other Security Party is a party or is subject or by which it or any of its property is bound, (iii) contravene or conflict with any provision of the constitutional documents of the Borrower or any other Security Party or (iv) result in the creation or imposition of or oblige the Borrower or any of its Related Companies or any other Security Party or any of its Related Companies to create any Encumbrance (other than a Permitted Encumbrance) on any of the undertakings, assets, rights or revenues of the Borrower or any of its Related Companies or any other Security Party;

7.1.5	No litigation

no litigation, arbitration or administrative proceeding is taking place, pending or, to the knowledge of the officers of the Borrower, threatened against the Borrower or any of its Related Companies or any other Security Party or any of its Related Companies which could have a material adverse effect on the business, assets or financial condition of the Borrower or any other Security Party or any other member of the Group or the Group as a whole;

7.1.6	No filings required

save for the registration of each Mortgage under the laws of the relevant Flag State through the relevant Registry, it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of any of the Underlying Documents or the Security Documents that they or any other instrument be notarised, filed, recorded, registered or enrolled in any court, public office or elsewhere in any Relevant Jurisdiction or that any stamp, registration or similar tax or charge be paid in any Relevant Jurisdiction on or in relation to any of the Underlying Documents or the Security Documents and each of the Underlying Documents and the Security Documents is in proper form for its enforcement in the courts of each Relevant Jurisdiction;

7.1.7	Choice of law

the choice of (a) English law to govern the Underlying Documents and the Security Documents (other than the Mortgages and the Operating Account Pledges), (b) the laws of the relevant Flag State to govern each Mortgage and (c) the laws of Switzerland to govern the Operating Account Pledges, and the submissions by the Security Parties to the non-exclusive jurisdiction of the English courts or, in the case of the Operating Account Pledges, the courts or Zürich, are valid and binding;

7.1.8	No immunity

neither the Borrower nor any other Security Party nor any of their respective assets is entitled to immunity on the grounds of sovereignty or otherwise from any legal action or proceeding (which shall include, without limitation, suit, attachment prior to judgement, execution or other enforcement);

7.1.9	Consents obtained

every consent, authorisation, licence or approval of, or registration with or declaration to, governmental or public bodies or authorities or courts required by any Security Party to authorise, or required by any Security Party in connection with, the execution, delivery, validity, enforceability or admissibility in evidence of each of the Underlying Documents and each of the Security Documents to which it is a party or the performance by each Security Party of its obligations under the Underlying Documents and the Security Documents to which it is a party, has been obtained or made and is in full force and effect and there has been no default in the observance of any of the conditions or restrictions (if any) imposed in, or in connection with, any of the same;

7.1.10	Shareholdings
(a)	each of the Owners is a wholly-owned direct Subsidiary of the Borrower and each of Mr Ion Varouxakis and the Restis Family are the ultimate beneficial owners of no less than ten per cent (10%) each of the total issued voting share capital of the Borrower;

(b)	no person or persons acting in concert (other than Mr Ion Varouxakis and the Restis Family), is the ultimate beneficial owner of more than thirty per cent (30%) of the total issued voting share capital of the Borrower (and for the purposes of this paragraph (b) “persons acting in concert” shall have the meaning given to a “syndicate” or a “group” of persons in Section 13(d)(3) of the Securities Exchange Act 1934 (as amended) of the United States of America); and

(c)	all of the shares in the Manager are ultimately beneficially owned by Mr Varouxakis and/or the Varouxakis Family;
7.1.11	Financial statements correct and complete

the audited consolidated financial statements of the Group in respect of the financial year ended on 31 December 2006 as delivered to the Bank have been prepared in accordance with the Applicable Accounting Principles and present fairly and accurately the consolidated financial position of the Group as at such date and the consolidated results of the operations of the Group for the financial year ended on such date and, as at such date, neither the Group nor any member thereof had any significant liabilities (contingent or otherwise) or any unrealised or anticipated losses which are not disclosed by, or reserved against or provided for in, such financial statement.
7.2	Initial representations and warranties

The Borrower further represents and warrants to the Bank that:
7.2.1	Pari passu

the obligations of the Borrower under this Agreement are direct, general and unconditional obligations of the Borrower and rank at least pari passu with all other present and future unsecured and unsubordinated Indebtedness of the Borrower with the exception of any obligations which are mandatorily preferred by law and not by contract;

7.2.2	No default under other Indebtedness

neither the Borrower nor any other Security Party nor any other member of the Group is (nor would with the giving of notice or lapse of time or the satisfaction of any other condition or combination thereof be) in breach of or in default under any agreement relating to Indebtedness to which it is a party or by which it may be bound;

7.2.3	Information

the information, exhibits and reports furnished by any Security Party to the Bank in connection with the negotiation and preparation of the Security Documents are true and accurate in all material respects and not misleading, do not omit material facts and all reasonable enquiries have been made to verify the facts and statements contained therein; there are no other facts the omission of which would make any fact or statement therein misleading;

7.2.4	No withholding Taxes

no Taxes are imposed by withholding or otherwise on any payment to be made by any Security Party under the Underlying Documents or the Security Documents or are imposed on or by virtue of the execution or delivery by the Security Parties of the Underlying Documents or the Security Documents or any other document or instrument to be executed or delivered under any of the Security Documents;

7.2.5	No Default

no Default has occurred and is continuing;

7.2.6	The Ships

each Ship will, on the date when the Mortgage over such Ship is registered, be:
(a)	in the absolute ownership of the relevant Owner who will, on and after such date, be the sole, legal and beneficial owner of such Ship;

(b)	permanently registered through the relevant Registry as a ship under the laws and flag of the relevant Flag State;

(c)	operationally seaworthy and in every way fit for service; and

(d)	classed with the relevant Classification free of all requirements and recommendations of the relevant Classification Society;
7.2.7	Ships’ employment

save for the relevant Initial Charter, no Ship is nor will, on or before the date when the Mortgage over such Ship is registered, be subject to any charter or contract or to any agreement to enter into any charter or contract which, if entered into after the date of the relevant Ship Security Documents, would have required the consent of the Bank and, on or before the date when the Mortgage over such Ship is registered, there will not be any agreement or arrangement whereby the Earnings of such Ship may be shared with any other person;

7.2.8	Freedom from Encumbrances

none of the Ships, nor its Earnings, Insurances, Requisition Compensation nor the Operating Accounts relevant to such Ship nor any other properties or rights which are, or are to be, the subject of any of the Security Documents nor any part thereof will be, on the date when the Mortgage over such Ship is registered, subject to any Encumbrance (other than Permitted Liens);

7.2.9	Compliance with Environmental Laws and Approvals

except as may already have been disclosed by the Borrower in writing to, and acknowledged in writing by, the Bank:
(a)	the Borrower and the other Relevant Parties and, to the best of the Borrower’s knowledge and belief (having made due enquiry), their respective Environmental Affiliates have complied with the provisions of all Environmental Laws;

(b)	the Borrower and the other Relevant Parties and, to the best of the Borrower’s knowledge and belief (having made due enquiry), their respective Environmental Affiliates have obtained all Environmental Approvals and are in compliance with all such Environmental Approvals; and

(c)	neither the Borrower nor any other Relevant Party nor, to the best of the Borrower’s knowledge and belief (having made due enquiry), any of their respective Environmental Affiliates have received notice of any Environmental Claim that the Borrower or any other Relevant Party or any such Environmental Affiliate is not in compliance with any Environmental Law or any Environmental Approval;
7.2.10	No Environmental Claims

except as may already have been disclosed by the Borrower in writing to, and acknowledged in writing by, the Bank, there is no Environmental Claim pending or, to the best of the Borrower’s knowledge and belief, threatened against the Borrower or any of the Ships or any other Relevant Party or any other Relevant Ship or, to the best of the Borrower’s knowledge and belief (having made due enquiry), any of their respective Environmental Affiliates;

7.2.11	No potential Environmental Claims

except as may already have been disclosed by the Borrower in writing to, and acknowledged in writing by, the Bank, there has been no emission, spill, release or discharge of a Pollutant from any of the Ships or any other Relevant Ship owned by, managed or crewed by or chartered to any Relevant Party nor, (having made due enquiry) to the best of the Borrower’s knowledge and belief, from any Relevant Ship owned by, managed or crewed by or chartered to any other Relevant Party, which could give rise to an Environmental Claim;

7.2.12	ISPS Code

on the date when the Mortgage over a Ship is registered, the Owner of such Ship shall have a valid and current ISSC in respect of such Ship and such Ship shall be in compliance with the ISPS Code;

7.2.13	No material adverse change

there has been no material adverse change in the financial position of the Security Parties or any of them or the consolidated financial position of the Group, from that described by the Borrower to the Bank in the negotiation of this Agreement;

7.2.14	Borrower’s own account

in relation to the borrowing by the Borrower of each Advance, the performance and discharge of its obligations and liabilities under the Security Documents and the transactions and other arrangements effected or contemplated by this Agreement, the Borrower is acting for its own account and that the foregoing will not involve or lead to a contravention of any law, official requirement or other regulatory measure or procedure which has been implemented by any relevant regulatory authority or otherwise to combat “money laundering” (as defined in Article 1 of the Directive (91/308/EEC) of the Council of the European Communities (as amended)); and

7.2.15	Copies true and complete

the copies of the Underlying Documents delivered or to be delivered to the Bank pursuant to clause 9.1 are or will, when delivered, be true and complete copies of such documents; such documents constitute valid and binding obligations of the parties thereto enforceable in accordance with their terms and there have been no amendments or variations thereof or defaults thereunder.
7.3	Repetition of representations and warranties

On and as of each Drawdown Date and (except in relation to the representations and warranties in clause 7.2) on each Interest Payment Date, the Borrower shall:
(a)	be deemed to repeat the representations and warranties in clauses 7.1 and 7.2 as if made with reference to the facts and circumstances existing on such day; and

(b)	be deemed to further represent and warrant to the Bank that the then latest audited financial statements delivered to the Bank under clause 8.1.5 (if any) have been prepared in accordance with the Applicable Accounting Principles and practices which have been consistently applied and present fairly and accurately the consolidated financial position of the Group as at the end of the financial period to which the same relate and the consolidated results of the operations of the Group for the financial period to which the same relate and, as at the end of such financial period, neither the Borrower nor any other member of the Group had any significant liabilities (contingent or otherwise) or any unrealised or anticipated losses which are not disclosed by, or reserved against or provided for in, such financial statements.
8	Undertakings

8.1	General

The Borrower undertakes with the Bank that, from the date of this Agreement and so long as any moneys are owing under any of the Security Documents and while all or any part of the Commitment remains outstanding, it will:
8.1.1	Notice of Default

promptly inform the Bank of any occurrence of which it becomes aware which might materially and adversely affect the ability of any Security Party to perform its obligations under any of the Security Documents or the Underlying Documents and, without limiting the generality of the foregoing, will inform the Bank of any Default forthwith upon becoming aware thereof and will from time to time, if so requested by the Bank, confirm to the Bank in writing that, save as otherwise stated in such confirmation, no Default has occurred and is continuing;

8.1.2	Consents and licences

without prejudice to clauses 7.1 and 9, obtain or cause to be obtained, maintain in full force and effect and comply in all material respects with the conditions and restrictions (if any) imposed in, or in connection with, every consent, authorisation, licence or approval of governmental or public bodies or authorities or courts and do, or cause to be done, all other acts and things which may from time to time be necessary or desirable under applicable law for the continued due performance of all the obligations of the Security Parties under each of the Security Documents;

8.1.3	Use of proceeds

use the Advances or any of them exclusively for the purposes specified in clause 1.1;

8.1.4	Pari passu

ensure that its obligations under this Agreement shall, without prejudice to the provisions of clause 8.3, at all times rank at least pari passu with all its other present and future unsecured and unsubordinated Indebtedness with the exception of any obligations which are mandatorily preferred by law and not by contract;

8.1.5	Financial statements

prepare or cause to be prepared:
(a)	consolidated financial statements of the Group in accordance with the Applicable Accounting Principles consistently applied in respect of each financial year and cause the same to be reported on by its auditors; and

(b)	unaudited consolidated financial statements of the Group in respect of each financial half-year, on the same basis as the audited statements, and deliver to the Bank as many copies of the same as the Bank may reasonably require as soon as practicable but not later than one hundred and eighty (180) days (in the case of annual statements) or ninety (90) days (in the case of semi-annual statements) after the end of the financial period to which they relate;

8.1.6	Delivery of reports

deliver to the Bank as many copies as the Bank may reasonably require of every report, circular, notice, notification, filing or like document issued by the Borrower to its shareholders or creditors in general or filed, issued or submitted to NASDAQ or any related authority, at the same time as the same is issued, filed or submitted;

8.1.7	Provision of further information

provide the Bank with such financial and other information concerning the Borrower, the other Security Parties, any other member of the Group, any Charterers, the Group and their respective commitments, operations and affairs, as the Bank may from time to time reasonably require;

8.1.8	Obligations under Security Documents

and will procure that each of the other Security Parties will, duly and punctually perform each of the obligations expressed to be assumed by it under the Security Documents and the Underlying Documents to which it is a party;

8.1.9	Compliance with Code

and will procure that any Operator will, comply with and ensure that each Ship and any Operator at all times complies with the requirements of the Code, including (but not limited to) the maintenance and renewal of valid certificates pursuant thereto throughout the Security Period;

8.1.10	Withdrawal of DOC and SMC

and will procure that any Operator will, immediately inform the Bank if there is any threatened or actual withdrawal of its Operator’s DOC or the SMC in respect of any Ship;

8.1.11	Issuance of DOC and SMC

and will procure that any Operator will, promptly inform the Bank upon the issuance to any Operator of a DOC and to each Ship of an SMC or the receipt by the relevant Owner or any Operator of notification that its application for the same has been refused;

8.1.12	ISPS Code compliance

and will procure that the Manager or any Operator will,
(a)	from the date when the Mortgage over a Ship is registered and at all times thereafter, maintain a valid and current ISSC respect of such Ship;

(b)	immediately notify the Bank in writing of any actual or threatened withdrawal, suspension, cancellation or modification of the ISSC in respect of any Ship; and

(c)	procure that, from the date when the Mortgage over a Ship is registered and at all times thereafter, such Ship complies with the ISPS Code;
8.1.13	“KYC” requirements

deliver to the Bank such documents and evidence as the Bank shall from time to time require based on applicable laws and regulations or the Bank’s own internal guidelines, in each case relating to the verifications of identity and knowledge of the Bank’s customers;

8.1.14	Employment

without prejudice to the rights of the Bank under the provisions of the other Security Documents, advise the Bank promptly of any Security Charter being entered into in respect of a Ship and:
(a)	deliver a certified copy of each such Security Charter forthwith after its execution; and

(b)	procure that the relevant Owner shall, forthwith after its execution:
(i)	execute a Charter Assignment of such Security Charter; and

(ii)	procure the service of any notice of assignment on the relevant Charterer or other counterparty and the acknowledgement of such notice by the relevant Charterer or other counterparty;
(c)	deliver to the Bank on demand made by it, such documents and evidence of the type referred to in schedule 2 to any such Charter Assignment, Security Charter or Charterer or any other related matter referred to in this clause 8.1.14, as the Bank may in its sole discretion require; and

(d)	pay on the Bank’s demand all legal and other costs incurred by the Bank in connection with or in relation to any such assignment or any other related matter referred to in this clause 8.1.14; and
8.1.15	Minimum cash balances

procure that, at all times during the Security Period, there are maintained in the Operating Accounts or any other Security Account minimum cash balances of no less than $375,000 per Mortgaged Ship.
8.2	Security value maintenance
8.2.1	Security Shortfall

If at any time the Security Value shall be less than the Security Requirement, the Bank shall give notice to the Borrower requiring that such deficiency be remedied and then the Borrower shall either:
(a)	prepay, within a period of fifteen (15) days of the date of receipt by the Borrower of the Bank’s said notice, such sum in Dollars as will result in the Security Requirement after such prepayment (taking into account any other prepayment of the Loan (or part thereof) made between the date of the notice and the date of such prepayment) being equal to the Security Value; or

(b)	within fifteen (15) days of the date of receipt by the Borrower of the Bank’s said notice, constitute to the satisfaction of the Bank such further security for the Loan and any amounts owing under the Master Swap Agreement as shall be acceptable to the Bank, having a value for security purposes (as determined by the Bank in its absolute discretion) at the date upon which such further security shall be constituted which, when added to the Security Value, shall not be less than the Security Requirement as at such date.
The provisions of clauses 4.5 and any relevant provisions of 4.6 shall apply to prepayments made under this clause 8.2.1(a).

8.2.2	Valuation of Ships
(a)	Each of the Mortgaged Ships shall, for the purposes of this Agreement, be valued in Dollars as and when the Bank shall require (and at least twice in each calendar year), by an independent and internationally recognised firm of shipbrokers appointed by the Bank in its sole discretion. Each such valuation shall be addressed to the Bank and made without, unless required by the Bank, physical inspection and on the basis of a sale for prompt delivery for cash at arm’s length on normal commercial terms as between a willing buyer and a willing seller without taking into account the benefit of any charterparty or other engagement concerning the Mortgaged Ship. Such valuation shall constitute the value of such Mortgaged Ship for the purposes of this clause 8.2.

(b)	The Borrower shall be entitled to request the Bank to obtain a second valuation of a Mortgaged Ship by another independent and internationally recognised firm of shipbrokers appointed by the Bank in its sole discretion, such valuation to be made on the same basis described in paragraph (a) above. In the event of the Bank so obtaining a second such valuation for a Mortgaged Ship, the arithmetic mean of the two (2) valuations shall constitute the value of such Mortgaged Ship for the purposes of this clause 8.2.

(c)	The value of each Mortgaged Ship determined in accordance with the provisions of this clause 8.2 shall be binding upon the parties hereto until such time as any such further valuation shall be obtained.
8.2.3	Information

The Borrower undertakes with the Bank to supply to the Bank and to any such firm of shipbrokers such information concerning each Mortgaged Ship and its condition as such firm of shipbrokers may require for the purpose of making any such valuation.

8.2.4	Costs

All costs in connection with the Bank obtaining any valuation of each of the Mortgaged Ships referred to in clause 8.2.2 and all costs in connection with any valuation of the Ships obtained pursuant to schedule 2, and any valuation either of any additional security for the purposes of ascertaining the Security Value at any time or necessitated by the Borrower electing to constitute additional security pursuant to clause 8.2.1(b), shall be borne by the Borrower Provided that if no Default shall have occurred which is continuing, the Borrower shall only bear the cost of up to two (2) (or, in the case of application of clause 8.2.2(b), four (4)) such valuations for each Mortgaged Ship pursuant to clause 8.2.2 in each calendar year.

8.2.5	Valuation of additional security

For the purpose of this clause 8.2, the market value of any additional security provided or to be provided to the Bank shall be determined by the Bank in its absolute discretion without any necessity for the Bank assigning any reason thereto.

8.2.6	Documents and evidence

In connection with any additional security provided in accordance with this clause 8.2, the Bank shall be entitled to receive such evidence and documents of the kind referred to in schedule 2 as may in the Bank’s opinion be appropriate and such favourable legal opinions as the Bank shall in its absolute discretion require.
8.3	Negative undertakings

The Borrower undertakes with the Bank that, from the date of this Agreement and so long as any moneys are owing under the Security Documents and while all or any part of the Commitment remains outstanding, the Borrower will not:
8.3.1	Negative pledge

permit any Encumbrance (other than a Permitted Encumbrance) to subsist, arise or be created or extended over all or any part of its present or future undertaking, assets (including without limitation the shares of the Owners), rights or revenues to secure or prefer any present or future Indebtedness or other liability or obligation of any of the Security Parties or any other person;

8.3.2	No merger

merge or consolidate with any other company or person or enter into any de-merger, amalgamation, corporate reconstruction or corporate redomiciliation of any kind whatsoever;

8.3.3	Disposals

sell, transfer, abandon, lend or otherwise dispose of or cease to exercise direct control over any part of its present or future undertaking, assets (including without limitation the shares of the Owners), rights or revenues (otherwise than, by transfers, sales or disposals for full consideration in the ordinary course of trading) whether by one or a series of transactions related or not;

8.3.4	Other business

undertake any business other than the ownership of shares of companies owning and operating ocean-going vessels and chartering the same to third parties;

8.3.5	No borrowing

incur any Borrowed Money except for Borrowed Money pursuant to the Security Documents;

8.3.6	Repayment of borrowings

repay or prepay the principal of, or pay interest on or any other sum in connection with, any of its Borrowed Money except for (a) Borrowed Money pursuant to the Security Documents and (b) Borrowed Money existing on the date of this Agreement advised by the Borrower to the Bank in writing prior to the date of this Agreement;

8.3.7	Loans

make any loans or grant any credit to any person or agree to do so save for normal trade credit in the ordinary course of business, or loans or advances made to any other member of the Group on an arm’s length basis and in the ordinary course of business;

8.3.8	Share capital and distribution
(a)	subject to paragraph (b) below, purchase or otherwise acquire for value any shares of its capital or declare or pay any dividends or distribute any of its present or future assets, undertaking, rights or revenues to any of its shareholders;

(b)	the Borrower may declare or pay dividends to its shareholders if no Default shall have occurred at the time of declaration or payment of such dividends nor would occur as a result of the declaration or payment of such dividends;
8.3.9	Shareholdings

change, cause, permit any change in, the legal ownership of any Owner, such that any of them ceases to be a wholly-owned direct Subsidiary of the Borrower;

8.3.10	Change of management

change, cause or permit any change in, its senior management; or

8.3.11	Constitutional documents

agree to any amendments or variation of its constitutional documents.
9	Conditions
9.1.1	Commitment

The obligation of the Bank to make the Commitment available shall be subject to the condition that the Bank or its duly authorised representative shall have received, not later than two (2) Banking Days before the date of this Agreement, the documents and evidence specified in Part 1 of schedule 2 in form and substance satisfactory to the Bank.

9.1.2	Initial Tranche — first Advance

The obligation of the Bank to make available the first Advance to be drawn down under the Initial Tranche, shall be subject to the condition that the Bank or its duly authorised representative shall have received, on or prior to the drawdown of such Advance, the documents and evidence specified in Part 2 of schedule 2, in form and substance satisfactory to the Bank.

9.1.3	Initial Tranche — second Advance

The obligation of the Bank to make available the second Advance to be drawn down under the Initial Tranche, shall be subject to the condition that the Bank or its duly authorised representative shall have received, on or prior to the drawdown of such Advance, the documents and evidence specified in Part 3 of schedule 2, in form and substance satisfactory to the Bank.

9.1.4	Additional Tranches

The obligation of the Bank to make available the first Advance to be drawn down under each Additional Tranche, shall be subject to the condition that the Bank or its duly authorised representative shall have received, on or prior to the drawdown of such Advance, the documents and evidence specified in Part 4 of schedule 2 in respect of the Additional Ship to which such Tranche relates (referred to in such Part 4 as the “Relevant Ship”) in form and substance satisfactory to the Bank.
9.2	General conditions precedent

The obligation of the Bank to make any Advance available shall be subject to the further conditions that, at the time of the giving of the Drawdown Notice for such Advance, and at the time of the making of such Advance:
9.2.1	the representations and warranties contained in (i) clauses 7.1, 7.2 and 7.3(b) and (ii) clause 4 of each Owner’s Guarantee, are true and correct on and as of each such time as if each was made with respect to the facts and circumstances existing at such time;

9.2.2	no Default shall have occurred and be continuing or would result from the making of such Advance; and

9.2.3	in the case of Advances under any Additional Tranche, that the conditions set out in clauses 9.1.1, 9.1.2 and 9.1.3 have been satisfied.
9.3	Waiver of conditions precedent

The conditions specified in this clause 9 are inserted solely for the benefit of the Bank and may be waived by the Bank in whole or in part and with or without conditions.

9.4	Further conditions precedent

Not later than five (5) Banking Days prior to each Drawdown Date of an Advance and not later than five (5) Banking Days prior to each Interest Payment Date, the Bank may request and the Borrower shall, not later than two (2) Banking Days prior to such date, deliver to the Bank on such request further favourable certificates and/or favourable opinions as to any or all of the matters which are the subject of clauses 7, 8, 9 and 10.

10	Events of Default

10.1	Events

There shall be an Event of Default if:
10.1.1	Non-payment: any Security Party fails to pay any sum payable by it under any of the Security Documents or the Underlying Documents at the time, in the currency and in the manner stipulated in the Security Documents or the Underlying Documents (and so that, for this purpose, sums payable on demand shall be treated as having been paid at the stipulated time if paid within three (3) Banking Days of demand); or

10.1.2	Master Swap Agreement: (a) an Event of Default or Potential Event of Default (in each case as defined in the Master Swap Agreement) has occurred and is continuing with the Borrower as the Defaulting Party (as defined in the Master Swap Agreement) under the Master Swap Agreement or (b) an Early Termination Date has occurred or been or become capable of being effectively designated under the Master Swap Agreement by the Bank or (c) the Master Swap Agreement is terminated, cancelled, suspended, rescinded or revoked or otherwise ceases to remain in full force and effect for any reason; or

10.1.3	Breach of Insurances and certain other obligations: the relevant Owner or, as the case may be, the Manager fails to obtain and/or maintain the Insurances (in accordance with the requirements of the relevant Ship Security Documents) for any of the Mortgaged Ships or if any insurer in respect of any such Insurances cancels such Insurances or disclaims liability by reason, in either case, of mis-statement in any proposal for such Insurances or for any other failure or default on the part of any of the Owners or any other person, or the Borrower commits any breach of or omits to observe any of the obligations or undertakings expressed to be assumed by it under clauses 8.2 or 8.3 of this Agreement or any of the Owners commits any breach of or omits to observe any of the obligations or undertakings expressed to be assumed by it under clause 5 of the relevant Owner’s Guarantee; or

10.1.4	Breach of other obligations: any Security Party commits any breach of or omits to observe any of its obligations or undertakings expressed to be assumed by it under any of the Security Documents to which it is a party or any of the Underlying Documents (other than those referred to in clauses 10.1.1, 10.1.2 and 10.1.3 above) and, in respect of any such breach or omission which in the opinion of the Bank is capable of remedy, such action as the Bank may require shall not have been taken within fourteen (14) days of the Bank notifying the relevant Security Party of such default and of such required action; or

10.1.5	Misrepresentation: any representation or warranty made or deemed to be made or repeated by or in respect of any Security Party to which it is a party in or pursuant to any of the Security Documents or in any notice, certificate or statement referred to in or delivered under any of the Security Documents to which it is a party or any of the Underlying Documents, is or proves to have been incorrect or misleading in any material respect; or

10.1.6	Cross-default: any Indebtedness of any Relevant Party is not paid when due or any Indebtedness of any Relevant Party becomes (whether by declaration or automatically in accordance with the relevant agreement or instrument constituting the same) due and payable prior to the date when it would otherwise have become due (unless as a result of the exercise by the relevant Relevant Party of a voluntary right of prepayment), or the creditor of any Relevant Party becomes entitled to declare any such Indebtedness due and payable or any facility or commitment available to any Relevant Party relating to Indebtedness is withdrawn, suspended or cancelled by reason of any default (howsoever described) of the person concerned unless the Relevant Party shall have satisfied the Bank that such withdrawal, suspension or cancellation will not affect or prejudice in any way such Relevant Party’s ability to pay its debts as they fall due and fund its commitments, or any guarantee given by any Relevant Party in respect of Indebtedness is not honoured when due and called upon; or

10.1.7	Legal process: any judgment or order made against any Relevant Party is not stayed or complied with within fourteen (14) days (except where that Relevant Party is not obliged by law to comply with such order or judgment and is contesting it in good faith) or a creditor attaches or takes possession of, or a distress, execution, sequestration or other process is levied or enforced upon or sued out against, any of the undertakings, assets, rights or revenues of any Relevant Party and is not discharged within fourteen (14) days; or

10.1.8	Insolvency: any Relevant Party is unable or admits inability to pay its debts as they fall due; suspends making payments on any of its debts or announces an intention to do so; becomes insolvent; has assets the value of which is less than the value of its liabilities (taking into account contingent and prospective liabilities); or suffers the declaration of a moratorium in respect of any of its Indebtedness; or

10.1.9	Reduction or loss of capital: a meeting is convened by any Relevant Party for the purpose of passing any resolution to reduce or redeem any of its share capital or, in the case of any of the Owners or the Manager, to purchase any of its share capital; or

10.1.10	Winding up: any corporate action, legal proceedings or other procedure or step is taken for the purpose of winding-up any Relevant Party or an order is made or resolution passed for the winding up of any Relevant Party or a notice is issued convening a meeting for the purpose of passing any such resolution; or

10.1.11	Administration: any petition is presented, notice given or other step is taken for the purpose of the appointment of an administrator of any Relevant Party or the Bank believes that any such petition or other step is imminent or an administration order is made in relation to any Relevant Party; or

10.1.12	Appointment of receivers and managers: any administrative or other receiver is appointed of any Relevant Party or any part of its assets and/or undertaking or any other steps are taken to enforce any Encumbrance over all or any part of the assets of any Relevant Party; or

10.1.13	Compositions: any corporate action, legal proceedings or other procedures or steps are taken, or negotiations commenced, by any Relevant Party or by any of its creditors with a view to the general readjustment or rescheduling of all or part of its indebtedness or to proposing any kind of composition, compromise or arrangement involving such person and any of its creditors; or

10.1.14	Analogous proceedings: there occurs, in relation to any Relevant Party, in any country or territory in which any of them carries on business or to the jurisdiction of whose courts any part of their assets is subject, any event which, in the reasonable opinion of the Bank, appears in that country or territory to correspond with, or have an effect equivalent or similar to, any of those mentioned in clauses 10.1.7 to 10.1.13 (inclusive) or any Relevant Party otherwise becomes subject, in any such country or territory, to the operation of any law relating to insolvency, bankruptcy or liquidation; or

10.1.15	Cessation of business: any Relevant Party suspends or ceases or threatens to suspend or cease to carry on its business; or

10.1.16	Seizure: all or a material part of the undertaking, assets, rights or revenues of, or shares or other ownership interests in, any other Relevant Party are seized, nationalised, expropriated or compulsorily acquired by or under the authority of any government; or

10.1.17	Invalidity: any of the Security Documents shall at any time and for any reason become invalid or unenforceable or otherwise cease to remain in full force and effect, or if the validity or enforceability of any of the Security Documents shall at any time and for any reason be contested by any Security Party which is a party thereto, or if any such Security Party shall deny that it has any, or any further, liability thereunder; or

10.1.18	Unlawfulness: it becomes impossible or unlawful at any time for any Security Party to fulfil any of the covenants and obligations expressed to be assumed by it in any of the Security Documents or for the Bank to exercise the rights or any of them vested in it under any of the Security Documents or otherwise; or

10.1.19	Repudiation: any Security Party repudiates any of the Security Documents or does or causes or permits to be done any act or thing evidencing an intention to repudiate any of the Security Documents; or

10.1.20	Encumbrances enforceable: any Encumbrance (other than Permitted Liens) in respect of any of the property (or part thereof) which is the subject of any of the Security Documents becomes enforceable; or

10.1.21	Material adverse change: there occurs, in the reasonable opinion of the Bank, a material adverse change in the financial condition of any Security Party or any other member of the Group, or the Group as a whole, by reference to the financial statements of the Group referred to in clause 7.1.11 or from that described by any Security Party to the Bank in the negotiation of this Agreement, which, would in the opinion of the Bank materially impair the ability of the Security Parties (or any of them) to perform their respective obligations under this Agreement and to the Security Documents to which they are a party; or

10.1.22	Arrest: any Mortgaged Ship is arrested, confiscated, seized, taken in execution, impounded, forfeited, detained in exercise or purported exercise of any possessory lien or other claim or otherwise taken from the possession of the relevant Owner and the relevant Owner shall fail to procure the release of such Mortgaged Ship within a period of five (5) Banking Days thereafter; or

10.1.23	Registration: the registration of any Ship under the laws and flag of the relevant Flag State is cancelled or terminated without the prior written consent of the Bank or if such registration of such Ship is not renewed at least forty-five (45) days prior to the expiry of such registration; or

10.1.24	Unrest: the Flag State of any Ship becomes involved in hostilities or civil war or there is a seizure of power in such Flag State by unconstitutional means if, in any such case, such event could in the opinion of the Bank reasonably be expected to have a material adverse effect on the security constituted by any of the Security Documents; or

10.1.25	Environment: the Borrower, any of the Owners and/or any other Relevant Party and/or any of their respective Environmental Affiliates fails to comply with any Environmental Law or any Environmental Approval or any of the Ships or any other Relevant Ship is involved in any incident which gives rise or may give rise to an Environmental Claim if, in any such case, such non-compliance or incident or the consequences thereof could, in the opinion of the Bank, reasonably be expected to have a material adverse effect on the business, assets, operations, property or financial condition of the Borrower or any of its Related Companies or any other Relevant Party or the Group as a whole or on the security constituted by any of the Security Documents; or

10.1.26	P&I: the Borrower or any of the Owners or any other person fails or omits to comply with any requirements of the protection and indemnity association or other insurer with which any Ship is entered for insurance or insured against protection and indemnity risks (including all P&I risks) to the effect that any cover (including, without limitation, any cover in respect of liability for Environmental Claims arising in jurisdictions where any Ship operates or trades) is or may be liable to cancellation, qualification or exclusion at any time; or

10.1.27	Shareholdings:
(a)	any Owner ceases to be a wholly-owned direct Subsidiary of the Borrower; or

(b)	there is any change in the ultimate beneficial ownership of any of the shares in the Borrower such that (i) Mr Ion Varouxakis ceases to be the ultimate beneficial owner of at least 10% of the total issued voting share capital of the Borrower at any relevant time or (ii) the Restis Family cease to be the ultimate beneficial owner of at least 10% of the total issued voting share capital of the Borrower at any relevant time or (iii) any person or persons acting in concert (other than Mr Ion Varouxakis and the Restis Family) becomes the ultimate beneficial owner of more than 30% of the total issued voting share capital of the Borrower at any relevant time (and for the purposes of this paragraph (b) “persons acting in concert” shall have the meaning given to a “syndicate” or “group” of persons in Section 13(d)(3) of the Securities Exchange Act 1934 (as amended) of the United States of America); or

(c)	any of the shares of the Manager ceases to be ultimately beneficially owned by Mr Ion Varouxakis and/or the Varouxakis Family; or
10.1.28	Accounts: moneys are withdrawn from any Operating Account other than in accordance with clause 5 of the relevant Owner’s Guarantee; or

10.1.29	Manager: any Ship ceases to be managed by the Manager without the prior written consent of the Bank; or

10.1.30	De-listing etc.: the shares of the Borrower are de-listed, or cease to trade or are suspended from trading (whether permanently or temporarily for longer than ten (10) consecutive days) on, NASDAQ; or

10.1.31	Initial Charters: any Initial Charter is cancelled, repudiated or terminated for any reason (other than by mere effluxion of time or the Total Loss of the relevant Initial Ship); or

10.1.32	Free Jupiter: the second Advance of the Initial Tranche is not made and the conditions precedent specified in Part 3 of schedule 2 have not been delivered by the Borrower to the Bank by 30 May 2008; or

10.1.33	Licenses, etc: any license, authorisation, consent or approval at any time necessary to enable any Security Party to comply with its obligations under the Security Documents or the Underlying Documents is revoked or withheld or modified or is otherwise not granted or fails to remain in full force and effect or if any exchange control or other law or regulation shall exist which would make any transaction under the Security Documents or the Underlying Documents or the continuation thereof, unlawful or would prevent the performance by any Security Party of any term of any of the Security Documents or the Underlying Documents; or

10.1.34	Material events: any other event occurs or circumstance arises which, in the reasonable opinion of the Bank, is likely materially and adversely to affect either (i) the ability of any Security Party to perform all or any of its obligations under or otherwise to comply with the terms of any of the Security Documents to which it is a party or (ii) the security created by any of the Security Documents.
10.2	Acceleration

The Bank shall, without prejudice to any other rights of the Bank, at any time after the happening of an Event of Default by notice to the Borrower declare that:
10.2.1	the obligation of the Bank to make the Commitment available shall be terminated, whereupon the Commitment at the time shall be reduced to zero forthwith; and/or

10.2.2	the Loan and all interest and commitment commission accrued and all other sums payable under the Security Documents have become due and payable, whereupon the same shall, immediately or in accordance with the terms of such notice, become due and payable.

10.3	Demand basis

If, pursuant to clause 10.2.2, the Bank declares the Loan to be due and payable on demand, the Bank may by written notice to the Borrower (a) call for repayment of the Loan on such date as may be specified whereupon the Loan shall become due and payable on the date so specified together with all interest and commitment commission accrued and all other sums payable under this Agreement or (b) withdraw such declaration with effect from the date specified in such notice.

11	Indemnities

11.1	Miscellaneous indemnities

The Borrower shall on demand indemnify the Bank, without prejudice to any of the Bank’s other rights under any of the Security Documents, against any loss (including loss of Margin) or expense which the Bank shall certify as sustained or incurred by it as a consequence of:
11.1.1	any default in payment of any sum under any of the Security Documents when due;

11.1.2	the occurrence of any other Event of Default;

11.1.3	any prepayment of the Loan (or any part thereof) being made under clauses 4.2, 4.3, 4.4, 8.2.1(a) or 12.1 or any other prepayment or repayment of an Advance (or part thereof) being made otherwise than on an Interest Payment Date relating to the part of the Advance being prepaid or repaid; or

11.1.4	any Advance not being made for any reason (excluding any default by the Bank) after the Drawdown Notice for such Advance has been given,

including, in any such case, but not limited to any loss or expense sustained or incurred by the Bank in maintaining or funding the Commitment or any part thereof or in liquidating or re-employing deposits from third parties acquired to effect or maintain the Commitment or any part thereof or any other amount owing to the Bank.
11.2	Currency indemnity

If any sum due from the Borrower under any of the Security Documents or any order or judgment given or made in relation thereto has to be converted from the currency (the “first currency”) in which the same is payable under the relevant Security Document or under such order or judgment into another currency (the “second currency”) for the purpose of (a) making or filing a claim or proof against the Borrower, (b) obtaining an order or judgment in any court or other tribunal or (c) enforcing any order or judgment given or made in relation to any of the Security Documents, the Borrower shall indemnify and hold harmless the Bank from and against any loss suffered as a result of any difference between (i) the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency and (ii) the rate or rates of exchange at which the Bank may in the ordinary course of business purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgment, claim or proof.

Any amount due from the Borrower under this clause 11.2 shall be due as a separate debt and shall not be affected by judgment being obtained for any other sums due under or in respect of any of the Security Documents and the term “rate of exchange” includes any premium and costs of exchange payable in connection with the purchase of the first currency with the second currency.

11.3	Environmental indemnity

The Borrower shall indemnify the Bank on demand and hold it harmless from and against all costs, expenses, payments, charges, losses, demands, liabilities, actions, proceedings (whether civil or criminal), penalties, fines, damages, judgements, orders, sanctions or other outgoings of whatever nature which may be suffered, incurred or paid by, or made or asserted against the Bank at any time, whether before or after the repayment in full of principal and interest under this Agreement, relating to, or arising directly or indirectly in any manner or for any cause or reason whatsoever out of an Environmental Claim made or asserted against the Bank if such Environmental Claim would not have been, or been capable of being, made or asserted against the Bank if it had not entered into any of the Security Documents and/or exercised any of its rights, powers and discretions thereby conferred and/or performed any of its obligations thereunder and/or been involved in any of the transactions contemplated by the Security Documents.

11.4	Central Bank or European Central Bank reserve requirements indemnity

The Borrower shall on demand promptly indemnify the Bank against any cost incurred or loss suffered by the Bank as a result of its complying with the minimum reserve requirements of the European Central Bank and/or with respect to maintaining required reserves with the relevant national central bank to the extent that such compliance relates to the Commitment or the Loan or part thereof or deposits obtained by it to fund or maintain the whole or part of the Loan and such cost or loss is not recoverable by the Bank under clause 12.2.

12	Unlawfulness and increased costs

12.1	Unlawfulness

If it is or becomes contrary to any law or regulation for the Bank to make an Advance or maintain its Commitment or fund the Loan, the Bank shall promptly give notice to the Borrower whereupon (a) the Commitment shall be reduced to zero and (b) the Borrower shall be obliged to prepay the Loan either (i) forthwith or (ii) on a future specified date not being earlier than the latest date permitted by the relevant law or regulation together with interest accrued to the date of prepayment and all other sums payable by the Borrower under this Agreement and/or the Master Swap Agreement or either of them.

12.2	Increased costs

If the result of any change in, or in the interpretation or application of, or the introduction of, any law or any regulation, request or requirement (whether or not having the force of law, but, if not having the force of law, with which the Bank or, as the case may be, its holding company habitually complies), including (without limitation) those relating to Taxation, capital adequacy, liquidity, reserve assets, cash ratio deposits and special deposits, is to:
12.2.1	subject the Bank to Taxes or change the basis of Taxation of the Bank with respect to any payment under any of the Security Documents (other than Taxes or Taxation on the overall net income, profits or gains of the Bank imposed in the jurisdiction in which its principal or lending office under this Agreement is located); and/or

12.2.2	increase the cost to, or impose an additional cost on, the Bank or its holding company in making or keeping the Loan available or maintaining or funding all or part of the Loan; and/or

12.2.3	reduce the amount payable or the effective return to the Bank under any of the Security Documents; and/or

12.2.4	reduce the Bank’s or its holding company’s rate of return on its overall capital by reason of a change in the manner in which it is required to allocate capital resources to the Bank’s obligations under any of the Security Documents; and/or

12.2.5	require the Bank or its holding company to make a payment or forego a return on or calculated by reference to any amount received or receivable by the Bank under any of the Security Documents; and/or

12.2.6	require the Bank or its holding company to incur or sustain a loss (including a loss of future potential profits) by reason of being obliged to deduct all or part of the Loan from its capital for regulatory purposes, then and in each such case (subject to clause 12.3):
(a)	the Bank shall notify the Borrower in writing of such event promptly upon its becoming aware of the same; and

(b)	the Borrower shall on demand made at any time whether or not the Advances outstanding have been repaid, pay to the Bank the amount which the Bank specifies (in a certificate setting forth the basis of the computation of such amount but not including any matters which the Bank or its holding company regards as confidential) is required to compensate the Bank and/or (as the case may be) its holding company for such liability to Taxes, cost, reduction, payment, foregone return or loss.
For the purposes of this clause 12.2 “holding company” means the company or entity (if any) within the consolidated supervision of which the Bank is included.

12.3	Exception

Nothing in clause 12.2 shall entitle the Bank to receive any amount in respect of compensation for any such liability to Taxes, increased or additional cost, reduction, payment, foregone return or loss to the extent that the same is the subject of an additional payment under clause 6.6.

13	Security and set-off

13.1	Application of moneys

All moneys received by the Bank under or pursuant to any of the Security Documents and expressed to be applicable in accordance with the provisions of this clause 13.1 shall be applied in the following manner:
13.1.1	first, in or toward payment of all unpaid costs, expenses, fees and commitment commissions which may be owing to the Bank under any of the Security Documents;

13.1.2	secondly, in or towards payment of any arrears of interest owing in respect of the Loan or any part thereof;

13.1.3	thirdly, in or towards repayment of the Loan (whether the same is due and payable or not);

13.1.4	fourthly, in or towards payment to the Bank of any sum owing to it under the Master Swap Agreement;

13.1.5	fifthly, in or towards payment to the Bank for any loss suffered by reason of any such payment in respect of principal not being effected on an Interest Payment Date relating to the part of the Loan repaid or prepaid and which amounts are so payable under this Agreement;

13.1.6	sixthly, in or towards payment to the Bank of any other sums owing to it under any of the Security Documents; and

13.1.7	seventhly, the surplus (if any) shall be paid to the Borrower or to whomsoever else may be entitled to receive such surplus.
13.2	Set-off
13.2.1	The Borrower authorises the Bank (without prejudice to any of the Bank’s rights at law, in equity or otherwise), at any time and without notice to the Borrower, to apply any credit balance to which the Borrower is then entitled standing upon any account of such Borrower with any branch of the Bank in or towards satisfaction of any sum due and payable from the Borrower to the Bank under any of the Security Documents. For this purpose, the Bank is authorised to purchase with the moneys standing to the credit of such account such other currencies as may be necessary to effect such application.

13.2.2	The Bank shall not be obliged to exercise any right given to it by this clause 13.2. The Bank shall notify the Borrower forthwith upon the exercise or purported exercise of any right of set-off giving full details in relation thereto.

13.2.3	Nothing in this clause 13.2 shall be effective to create an Encumbrance or any other security interest.
13.3	Further assurance

The Borrower undertakes that the Security Documents shall, both at the date of execution and delivery thereof and so long as any moneys are owing under any of the Security Documents, be valid and binding obligations of the respective parties thereto and rights of the Bank enforceable in accordance with their respective terms and that it will, at its expense, execute, sign, perfect and do, and will procure the execution, signing, perfecting and doing by each of the other Security Parties of, any and every such further assurance, document, act or thing as in the reasonable opinion of the Bank may be necessary or desirable for perfecting the security contemplated or constituted by the Security Documents.

13.4	Conflicts

In the event of any conflict between this Agreement and any of the other Borrower’s Security Documents, the provisions of this Agreement shall prevail.

14	Assignment, transfer and lending office

14.1	Benefit and burden

This Agreement shall be binding upon, and enure for the benefit of, the Bank and the Borrower and their respective successors in title.

14.2	No assignment by Borrower

The Borrower may not assign or transfer any of its rights or obligations under this Agreement.

14.3	Assignment by Bank

The Bank may assign all or any part of its rights under this Agreement or under any of the other Security Documents to any other bank or financial institution (an “Assignee”) with the prior written consent of the Borrower (such consent not to be unreasonably withheld and the request for which to be promptly responded to) unless the Assignee shall be a Related Company of the Bank (in which case no such consent shall be required, the Borrower consenting to such assignment by its execution of this Agreement).

14.4	Transfer

The Bank may transfer all or any part of its rights, benefits and/or obligations under this Agreement and/or any of the other Security Documents to any one or more banks or other financial institutions (a “Transferee”) with the prior written consent of the Borrower (such consent not to be unreasonably withheld and the request for which to be promptly responded to) unless the Transferee shall be a Related Company of the Bank (in which case no such consent shall be required, the Borrower consenting to such transfer by its execution of this Agreement) and if the Transferee, by delivery of such undertaking as the Bank may approve, becomes bound by the terms of this Agreement and agrees to perform all or, as the case may be, part of the Bank’s obligations under this Agreement.
14.5	Documenting assignments and transfers

If the Bank assigns all or any part of its rights or transfers all or any part of its rights, benefits and/or obligations as provided in clause 14.3 or 14.4 the Borrower undertakes, immediately on being requested to do so by the Bank and at the cost of the Bank, to enter into, and procure that the other Security Parties shall enter into, such documents as may be necessary or desirable to transfer to the Assignee or Transferee all or the relevant part of the Bank’s interest in the Security Documents and all relevant references in this Agreement to the Bank shall thereafter be construed as a reference to the Bank and/or its Assignee or Transferee (as the case may be) to the extent of their respective interests.

14.6	Lending office

The Bank shall lend through its office at the address specified in the definition of “Bank” in clause 1.2 or through any other office of the Bank selected from time to time by it through which the Bank wishes to lend for the purposes of this Agreement. If the office through which the Bank is lending is changed pursuant to this clause 14.6, the Bank shall notify the Borrower promptly of such change.

14.7	Disclosure of information

The Bank may disclose to a prospective assignee, transferee or to any other person who may propose entering into contractual relations with the Bank in relation to this Agreement such information about the Borrower and the other Security Parties or any of them as the Bank shall consider appropriate.

15	Notices and other matters

15.1	Notices

Every notice, request, demand or other communication under this Agreement or (unless otherwise provided therein) under any of the other Security Documents shall:
15.1.1	be in writing delivered personally or by first-class prepaid letter (airmail if available) or facsimile transmission or other means of telecommunication in permanent written form;

15.1.2	be deemed to have been received, subject as otherwise provided in the relevant Security Document, in the case of a letter, when delivered personally or five (5) days after it has been put in to the post and, in the case of a facsimile transmission or other means of telecommunication in permanent written form, at the time of despatch (provided that if the date of despatch is not a business day in the country of the addressee or if the time of despatch is after the close of business in the country of the addressee it shall be deemed to have been received at the opening of business on the next such business day); and

15.1.3	be sent:
(a)	if to the Borrower at:
c/o Free Bulkers S.A.
89 Akti Miaouli
185 38 Piraeus
Greece
Fax No: +30 210 429 1010
Attn: Mr Ion Varouxakis
(b)	if to the Bank at:
Credit Suisse
St. Alban-Graben 1-3
P.O. Box CH-4002
Basel
Switzerland
Fax No:+41 61 266 7939
Attention: Mr Jean-Baptiste Bless
or to such other address and/or numbers as is notified by one party to the other party under this Agreement.
15.2	No implied waivers, remedies cumulative

No failure or delay on the part of the Bank to exercise any power, right or remedy under any of the Security Documents shall operate as a waiver thereof, nor shall any single or partial exercise by the Bank of any power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy. The remedies provided in the Security Documents are cumulative and are not exclusive of any remedies provided by law.

15.3	English language

All certificates, instruments and other documents to be delivered under or supplied in connection with any of the Security Documents shall be in the English language or shall be accompanied by a certified English translation upon which the Bank shall be entitled to rely.

15.4	Waiver of Borrowers’ rights

The Borrower agrees with the Bank that, from the date of this Agreement and so long as any moneys are owing under any of the Security Documents and while all or any part of the Commitment remains outstanding, it will not, without the prior written consent of the Bank:
15.4.1	exercise any right of subrogation, reimbursement and indemnity against any Owner or any other person liable under the Security Documents, whether in respect of any Indebtedness or intra-Group loans or otherwise;

15.4.2	demand or accept repayment in whole or in part of any Indebtedness (including intra-Group loans) now or hereafter due to such Borrower from any Owner or from any other person liable under the Security Documents or demand or accept any guarantee, indemnity or other assurance against financial loss or any document or instrument created or evidencing an Encumbrance in respect of the same or dispose of the same;

15.4.3	take any steps to enforce any right against any Owner or any other person liable under the Security Documents in respect of any such moneys; or

15.4.4	claim any set-off or counterclaim against any Owner or any other person liable under the Security Documents or claiming or proving in competition with the Bank in the liquidation of any Owner or any other person liable under the Security Documents or have the benefit of, or share in, any payment from or composition with, any Owner or any other person liable under the Security Documents or any other Security Document now or hereafter held by the Bank for any moneys owing under this Agreement or for the obligations or liabilities of any other person liable but so that, if so directed by the Bank, it will prove for the whole or any part of its claim in the liquidation of any Owner or other person liable under the Security Documents on terms that the benefit of such proof and all money received by it in respect thereof shall be held on trust for the Bank and applied in or towards discharge of any moneys owing under this Agreement in such manner as the Bank shall deem appropriate.

16	Governing law and jurisdiction

16.1	Law

This Agreement is governed by, and shall be construed in accordance with, English law.

16.2	Submission to jurisdiction

The Borrower agrees, for the benefit of the Bank, that any legal action or proceedings arising out of or in connection with this Agreement against the Borrower or any of its assets may be brought in the English courts. The Borrower irrevocably and unconditionally submits to the jurisdiction of such courts and irrevocably designates, appoints and empowers Messrs. Atlas Maritime Services Ltd. at present of Enterprise House, 113-115 George Lane, London E18 1AB, England to receive for it and on its behalf, service of process issued out of the English courts in any such legal action or proceedings. The submission to such jurisdiction shall not (and shall not be construed so as to) limit the right of the Bank to take proceedings against the Borrower in the courts of any other competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

The parties further agree that only the courts of England and not those of any other State shall have jurisdiction to determine any claim which the Borrower may have against the Bank arising out of or in connection with this Agreement.

16.3	Contracts (Rights of Third Parties) Act 1999

No term of this Agreement is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this Agreement.
IN WITNESS whereof the parties to this Agreement have caused this Agreement to be duly executed on the date first above written.

Schedule 1
Form of Drawdown Notice
(referred to in clause 2.2)

To:	Credit Suisse St. Alban-Graben 1-3 P.O. Box CH 4002 Basel Switzerland
[ • ] 200[ • ]
US$87,000,000 Reducing Revolving Credit Facility Facility Agreement dated [ • ] 2007
We refer to the above Facility Agreement (the “Facility Agreement”) and hereby give you notice that we wish to draw down an Advance of [the Initial] [an Addditional] Tranche in the amount of $[ • ] on [ ] 200[ • ] and select an Interest Period in respect thereof of [ • ] months. The funds should be credited to [name and number of account] with [details of bank in New York City].
We confirm that:
(a)	no event or circumstance has occurred and is continuing which constitutes a Default;

(b)	the representations and warranties contained (i) in clauses 7.1, 7.2 and 7.3(b) of the Facility Agreement and (ii) in clauses 4.1 and 4.2 of each executed Owner’s Guarantee, are true and correct at the date hereof as if made with respect to the facts and circumstances existing at such date;

(c)	the borrowing to be effected by the drawdown of such Advance will be within our corporate powers, has been validly authorised by appropriate corporate action and will not cause any limit on our borrowings (whether imposed by statute, regulation, agreement or otherwise) to be exceeded; and

(d)	there has been no material adverse change in the financial position of ourselves or any Security Party or the Group, from that described by us or any other Security Party to the Bank in the negotiation of the Facility Agreement.
Words and expressions defined in the Facility Agreement shall have the same meanings where used herein.

For and on behalf of
FREESEAS INC.

Schedule 2
Documents and evidence required as conditions precedent to the
Commitment being made available
(referred to in clause 9.1)
1	Constitutional documents

copies, certified by an officer of each Security Party as true, complete and up to date copies of all documents which contain or establish or relate to the constitution of that Security Party;

2	Corporate authorisations

copies of resolutions of the directors of each Security Party and officer’s certificates attaching extracts of the resolutions of the shareholders of each Security Party, approving such of the Underlying Documents and the Security Documents to which such Security Party is, or is to be, party and authorising the signature, delivery and performance of such Security Party’s obligations thereunder, certified (in a certificate dated no earlier than five (5) Banking Days prior to the date of this Agreement) by an officer of such Security Party as:
(a)	being true and correct;

(b)	being duly passed at meetings of the directors of such Security Party and of the shareholders of such Security Party, each duly convened and held;

(c)	not having been amended, modified or revoked; and

(d)	being in full force and effect,
together with originals or certified copies of any powers of attorney issued by any such Security Party pursuant to such resolutions;

3	Specimen signatures

copies of the signatures of the persons who have been authorised on behalf of each Security Party to sign such of the Underlying Documents and the Security Documents to which such Security Party is, or is to be, party and to give notices and communications, including notices of drawing, under or in connection with the Security Documents, certified (in a certificate dated no earlier than five (5) Banking Days prior to the date of this Agreement) by an officer of such Security Party as being the true signatures of such persons;

4	Certificates of incumbency

a list of directors and officers of each Security Party specifying the names and positions of such persons, certified (in a certificate dated no earlier than five (5) Banking Days prior to the date of this Agreement) by an officer of such Security Party to be true, complete and up to date;

5	Borrower’s consents and approvals

a certificate (dated no earlier than five (5) Banking Days prior to the date of this Agreement) from an officer of the Borrower that no consents, authorisations, licences or approvals are necessary for the Borrower to authorise or are required by the Borrower in connection with the borrowing by the Borrower of the Advances pursuant to this Agreement or the execution, delivery and performance of the Borrower’s Security Documents;

6	Other consents and approvals

a certificate (dated no earlier than five (5) Banking Days prior to the date of this Agreement) from an officer of each Security Party (other than the Borrower) that no consents, authorisations, licences or approvals are necessary for such Security Party to guarantee and/or grant security for the borrowing by the Borrower of the Commitment pursuant to this Agreement and execute, deliver and perform the Security Documents insofar as such Security Party is a party thereto;

7	Marshall Islands opinion

an opinion of Simpson & Reeder, special legal advisers on matters of Marshall Islands law to the Bank;

8	Operating Accounts

evidence that the Operating Accounts of the Initial Owners have been opened together with duly completed mandate forms in respect thereof and that there is a credit balance in each such Operating Account;

9	Security Documents

the Master Swap Agreement and the Master Agreement Security Deed, each duly executed by the relevant Security Parties;

10	Fees

evidence that any fees are under clause 5.1.1 have been paid in full;

11	Borrower’s process agent

a letter from the Borrower’s process agent for receipt of service of proceedings referred to in clause 16.2 accepting its appointment under the said clause and under each of the other Security Documents referred to in this Part 1 and in which it is or is to be appointed as the Borrower’s agent; and

12	Security Parties’ process agent

a letter from each Security Party’s agent for receipt of service of proceedings referred to in each of the Security Documents referred to in this Part 1 and in which it is or is to be appointed as such Security Party’s agent.

Part 2
Initial Tranche — first Advance
1	Drawdown Notice

The Drawdown Notice in respect of the first Advance to be drawn down under the Initial Tranche duly executed;

2	Conditions precedent

evidence that the conditions precedent set out in Part 1 of schedule 2 remain fully satisfied;

3	Ship conditions

evidence that each Initial Ship (other than Free Jupiter):

3.1	Registration and Encumbrances

is permanently registered in the name of the relevant Owner under the laws and flag of the relevant Flag State through the relevant Registry and that each such Initial Ship and its Earnings, Insurances and Requisition Compensation are free of Encumbrances;

3.2	Classification

maintains the relevant Classification free of all requirements and recommendations of the relevant Classification Society;

3.3	Insurance

is insured in accordance with the provisions of the relevant Ship Security Documents and all requirements of such Ship Security Documents in respect of such insurance have been complied with (including without limitation, confirmation from the protection and indemnity association or other insurer with which each such Initial Ship is, or is to be, entered for insurance or insured against protection and indemnity risks (including oil pollution risks) that any necessary declarations required by the association or insurer for the removal of any oil pollution exclusion have been made and that any such exclusion does not apply to each such Initial Ship); and

3.4	Initial Charter

has been delivered for service to the relevant charterer under the relevant Initial Charter;

4	Security Documents

the Owner’s Guarantee of each Initial Owner (other than the Free Jupiter Owner), the Operating Account Pledge in respect of the Operating Account of each such Initial Owner and the Ship Security Documents in respect of each Initial Ship (other than Free Jupiter), each duly executed;

5	Mortgage registration

evidence that the Mortgage over each Initial Ship (other than Free Jupiter) has been permanently registered against each such Initial Ship under the laws and flag of the relevant Flag State through the relevant Registry;

6	Registration forms

such statutory forms duly signed by the Borrower and the other Security Parties as may be required by the Bank to perfect the security contemplated by the Security Documents referred to in this Part 2;

7	Notices of assignment

copies of duly executed notices of assignment required by the terms of the relevant Ship Security Documents referred to in this Part 2 and in the forms prescribed by such Ship Security Documents;

8	Valuation

a valuation of each Initial Ship (other than Free Jupiter) made by one or (as the case may be) two shipbrokers in accordance with, and on the basis described in, clause 8.2.2, at the expense of the Borrower, such valuation to be made not earlier than thirty (30) days prior to the drawdown of the first Advance to be drawn down under the Initial Tranche;

9	Insurance opinion

an opinion (at the cost of the Borrower) from insurance consultants to the Bank on the Insurances effected or to be effected in respect of each Initial Ship (other than Free Jupiter) upon and following the first Drawdown Date;

10	SMC/DOC

a copy, certified (in a certificate dated no earlier than five (5) Banking Days prior to the date of this Agreement) as a true and complete copy by an officer of the Borrower of the DOC issued to the Operator of each Initial Ship (other than Free Jupiter) and the SMC for each such Initial Ship;

11	ISPS
(a)	evidence satisfactory to the Bank that each Initial Ship (other than Free Jupiter) is subject to a ship security plan which complies with the ISPS Code; and

(b)	a copy, certified (in a certificate dated no earlier than five (5) Banking Days prior to the first Drawdown Date) as a true and complete copy by an officer of the Borrower of the ISSC and the continuous synopsis record (as described in the ISPS Code) for each Initial Ship (other than Free Jupiter);
12	Fees

evidence that any fees and any commitment commission due under clause 5.1 have been paid in full;

13	Marshall Islands opinion

an opinion of Cozen O’ Connor, special legal advisers on matters of Marshall Islands law to the Bank;

14	Underlying Documents

a certified true copy of the Management Agreement and the Initial Charter in respect of each Initial Ship (other than Free Jupiter);

15	Security Parties’ process agent

a letter from the relevant Security Parties’ agent for receipt of service of proceedings accepting its appointment under each of the Security Documents referred to in this Part 2 and in which it is or is to be appointed as the relevant Security Party’s agent;

16	Existing Indebtedness

evidence that the Indebtedness of the Initial Owners existing on the date of this Agreement and secured on the Initial Ships has been, or will be with the proceeds of the first Advance to be drawn down under the Initial Tranche, reduced to $28,000,000, the Initial Owners (other than the Free Jupiter Owner) have been released from their obligations in respect thereof and any security granted in respect thereof has been discharged (except in connection with Free Jupiter); and

17	Further matters/opinions

any such other matter or further opinion as may be required by the Bank.

Part 3
Initial Tranche — second Advance
1	Drawdown Notice

The Drawdown Notice in respect of the second Advance to be drawn down under the Initial Tranche duly executed;

2	Conditions precedent

evidence that the conditions precedent set out in Part 1 and Part 2 of schedule 2 remain fully satisfied;

3	Ship conditions

evidence that Free Jupiter:

3.1	Registration and Encumbrances

is permanently registered in the name of the relevant Owner under the laws and flag of the relevant Flag State through the relevant Registry and that Free Jupiter and its Earnings, Insurances and Requisition Compensation are free of Encumbrances;

3.2	Classification

maintains the relevant Classification free of all requirements and recommendations of the relevant Classification Society;

3.3	Insurance

is insured in accordance with the provisions of the relevant Ship Security Documents and all requirements of such Ship Security Documents in respect of such insurance have been complied with (including without limitation, confirmation from the protection and indemnity association or other insurer with which Free Jupiter is, or is to be, entered for insurance or insured against protection and indemnity risks (including oil pollution risks) that any necessary declarations required by the association or insurer for the removal of any oil pollution exclusion have been made and that any such exclusion does not apply to Free Jupiter; and

3.4	Initial Charter

has been delivered for service to the relevant charterer under the relevant Initial Charter;

4	Security Documents

the Owner’s Guarantee of the Free Jupiter Owner, the Operating Account Pledge in respect of the Operating Account of the Free Jupiter Owner and the Ship Security Documents in respect of Free Jupiter, each duly executed;

5	Mortgage registration

evidence that the Mortgage over Free Jupiter has been permanently registered against such Ship under the laws and flag of the relevant Flag State through the relevant Registry;

6	Registration forms

such statutory forms duly signed by the Borrower and the other Security Parties as may be required by the Bank to perfect the security contemplated by the Security Documents referred to in this Part 3;

7	Notices of assignment

copies of duly executed notices of assignment required by the terms of the relevant Ship Security Documents referred to in this Part 3 and in the forms prescribed by such Ship Security Documents;

8	Valuation

a valuation of Free Jupiter made by one or (as the case may be) two shipbrokers in accordance with, and on the basis described in, clause 8.2.2, at the expense of the Borrower, such valuation to be made not earlier than thirty (30) days prior to the drawdown of the second Advance to be drawn down under the Initial Tranche;

9	Insurance opinion

an opinion (at the cost of the Borrower) from insurance consultants to the Bank on the Insurances effected or to be effected in respect of Free Jupiter upon and following the Drawdown Date of the second Advance to be drawn down under the Initial Tranche;

10	SMC/DOC

a copy, certified (in a certificate dated no earlier than five (5) Banking Days prior to the date of this Agreement) as a true and complete copy by an officer of the Borrower of the DOC issued to the Operator of Free Jupiter and the SMC for such Ship;

11	ISPS
(a)	evidence satisfactory to the Bank that Free Jupiter is subject to a ship security plan which complies with the ISPS Code; and

(b)	a copy, certified (in a certificate dated no earlier than five (5) Banking Days prior to the Drawdown Date of the second Advance to be drawn down under the Initial Tranche) as a true and complete copy by an officer of the Borrower of the ISSC and the continuous synopsis record (as described in the ISPS Code) for Free Jupiter;
12	Fees

evidence that any fees and any commitment commission due under clause 5.1 have been paid in full;

13	Marshall Islands opinion

an opinion of Cozen O’ Connor, special legal advisers on matters of Marshall Islands law to the Bank;

14	Underlying Documents

a certified true copy of the Management Agreement and the Initial Charter in respect of Free Jupiter;

15	Security Parties’ process agent

a letter from the relevant Security Parties’ agent for receipt of service of proceedings accepting its appointment under each of the Security Documents referred to in this Part 3 and in which it is or is to be appointed as the relevant Security Party’s agent;

16	Existing Indebtedness

evidence that the Indebtedness of the Initial Owners existing on the date of this Agreement and secured on the Initial Ships has been, or will be with the proceeds of the second Advance to be drawn down under the Initial Tranche repaid in full and any security granted in respect thereof has been discharged;

17	Dry-dock

evidence that Free Jupiter has completed its repairs in connection with its recent grounding and has left the dry-dock and resumed trading and any amounts due for such repairs have been settled in full by the relevant Owner and there is no dispute with the insurers, charterers or cargo interests of Free Jupiter in connection with any claims made as a result of such grounding and the insurers have paid any such claims (including to the Free Jupiter Owner) ; and

18	Further matters/opinions

any such other matter or further opinion as may be required by the Bank.

Part 4
Additional Tranches
1	Drawdown Notice

The duly executed Drawdown Notice in respect of the first Advance (the “Relevant Advance”) to be drawn down under each Additional Tranche;

2	Constitutional Documents

copies, certified by an officer of the relevant Additional Owner (the “Relevant Owner”) to purchase the relevant Additional Ship to which such Tranche relates (for the purposes of this Part 4, the “Relevant Ship”) relating to the Relevant Advance as true, complete and up to date copies of all documents which contain or establish or relate to the constitution of the Relevant Owner;

3	Corporate authorisations

copies of resolutions of the directors of the Relevant Owner and the Manager and officer’s certificates attaching extracts of the resolutions of the shareholders of each such Security Party, approving such of the Underlying Documents and the Security Documents to which such Security Party is, or is to be, party and authorising the signature, delivery and performance of such Security Party’s obligations thereunder, certified (in a certificate dated no earlier than five (5) Banking Days) by an officer of such Security Party as:
(a)	being true and correct;

(b)	being duly passed at meetings of the directors of such Security Party and of the shareholders of such Security Party, each duly convened and held;

(c)	not having been amended, modified or revoked; and

(d)	being in full force and effect,
together with originals or certified copies of any powers of attorney issued by any such Security Party pursuant to such resolutions;

4	Specimen signatures

copies of the signatures of the persons who have been authorised on behalf of the Relevant Owner and the Manager to sign such of the Underlying Documents and the Security Documents referred to in this Part 4 and to which such Security Party is, or is to be, party and to give notices and communications, including notices of drawing, under or in connection with the Security Documents, certified (in a certificate dated no earlier than five (5) Banking Days prior to the date of the relevant Drawdown Notice) by an officer of such Security Party as being the true signatures of such persons;

5	Certificates of incumbency

a list of directors and officers of the Relevant Owner and the Manager specifying the names and positions of such persons, certified (in a certificate dated no earlier than five (5) Banking Days prior to the date of the relevant Drawdown Notice) by an officer of such Security Party to be true, complete and up to date;

6	Consents and approvals

a certificate (dated no earlier than five (5) Banking Days prior to the date of the relevant Drawdown Notice) from an officer of the Relevant Owner and the Manager that no consents, authorisations, licences or approvals are necessary for such Security Party to guarantee and/or grant security for the borrowing by the Borrower of the Advances pursuant to this Agreement and execute, deliver and perform the Security Documents insofar as such Security Party is a party thereto;

7	Ship conditions

evidence that the Additional Ship:

7.1	Registration and Encumbrances

is permanently registered in the name of the relevant Owner under the laws and flag of the relevant Flag State through the relevant Registry and that such Relevant Ship and its Earnings, Insurances and Requisition Compensation are free of Encumbrances;

7.2	Classification

maintains the relevant Classification free of all requirements and recommendations of the relevant Classification Society;

7.3	Insurance

is insured in accordance with the provisions of the relevant Ship Security Documents and all requirements of such Ship Security Documents in respect of such insurance have been complied with (including without limitation, confirmation from the protection and indemnity association or other insurer with which such Relevant Ship is, or is to be, entered for insurance or insured against protection and indemnity risks (including oil pollution risks) that any necessary declarations required by the association or insurer for the removal of any oil pollution exclusion have been made and that any such exclusion does not apply to such Relevant Ship); and

7.4	Approved Type

evidence that the Relevant Ship is and remains a ship of the Approved Type as of the Drawdown Date of the Relevant Advance;

8	Security Documents

the Owner’s Guarantee of the Owner of the Relevant Ship, the Operating Account Pledge in respect of the Operating Account of the Relevant Ship and the Ship Security Documents in respect of the Relevant Ship, each duly executed;

9	Mortgage registration

evidence that the Mortgage over the Relevant Ship has been permanently registered against the Relevant Ship under the laws and flag of the relevant Flag State through the relevant Registry;

10	Registration forms

such statutory forms duly signed by the relevant Owner and the other Security Parties as may be required by the Bank to perfect the security contemplated by the relevant Security Documents referred to in this Part 4;

11	Notices of assignment

copies of duly executed notices of assignment requested by the terms of the relevant Ship Security Documents referred to in this Part 4 and in the forms prescribed by such Ship Security Documents referred to in this Part 4;

12	Delivery documents

copies, certified by the relevant Owner to be true and complete, of the bill of sale, the protocol of delivery and acceptance, the relevant commercial invoice and any other relevant delivery documents exchanged in respect of the Relevant Ship under the relevant Contract;

13	Transfer of title

evidence that the transfer of title to the Relevant Ship from the relevant Seller to the relevant Owner has been duly recorded in the relevant Registry free from Encumbrances;

14	Valuations

a valuation of the Relevant Ship made by one or (as the case may be) two shipbrokers in accordance with, and on the basis described in, clause 8.2.2, at the expense of the Borrower, such valuation to be made not earlier than thirty (30) days prior to the drawdown of the Relevant Advance;

15	Insurance opinion

an opinion (at the cost of the Borrower) from insurance consultants to the Bank on the insurances effected or to be effected in respect of the Relevant Ship upon and following the drawdown of the Relevant Advance;

16	SMC/DOC

a copy, certified (in a certificate dated no earlier than five (5) Banking Days prior to the Drawdown Date of the Relevant Advance) as a true and complete copy by an officer of the relevant Owner of the DOC issued to the Operator of the Relevant Ship and either (a) the SMC for the Relevant Ship or (b) an application for the issuance of the SMC for the Relevant Ship;

17	ISPS
(a)	evidence satisfactory to the Bank that the Relevant Ship is subject to a ship security plan which complies with the ISPS Code; and
(b)	a copy, certified (in a certificate dated no earlier than five (5) Banking Days prior to the Drawdown Date of the Relevant Advance) as a true and complete copy by an officer of the relevant Owner of either (a) the ISSC or (b) an application for the issuance of the ISSC and the continuous synopsis record (as described in the ISPS Code) for the Relevant Ship;
18	Fees

evidence that any fees and any commitment commission due under clause 5.1 have been paid in full;

19	Legal opinions

an opinion of special legal advisers to the Bank on the laws of the Flag State of the Relevant Ship and on the laws of the country of incorporation of the relevant Owner of the Relevant Ship;

20	Underlying Documents

a certified true copy of the Contract, the Management Agreement and any Security Charter in respect of the Relevant Ship, duly executed;

21	Operating Account

evidence that the Operating Account of the Owner of the Relevant Ship has been duly opened together with duly completed mandate forms in respect thereof, and that there is a credit balance in such account;

22	Minimum fleet cover

evidence satisfactory to the Bank that at least 50% of all Mortgaged Ships (including the Relevant Ship) by reference to their aggregate deadweight tons, are subject to time-charters with such charterers, and on such daily charter rates, as are acceptable to the Bank in its sole discretion;

23	Equity

any funds required to pay the remaining part of the purchase price of the Relevant Ship under the relevant Contract which is not being financed by the Relevant Advance, have been deposited with the Bank at least three (3) days before the relevant Drawdown Date;

24	Security Parties’ process agent

a letter from the relevant Security Parties’ agent for receipt of service of proceedings accepting its appointment under each the said Security Documents referred to in this Part 4 in which it is or is to be appointed as the said Security Parties’ process agent; and

25	Further matter/opinions

any such other matters or further opinions as the Bank may require.

Schedule 3
Form of Master Swap Agreement

Schedule 4
Form of Master Agreement Security Deed

Schedule 5
Form of Owner’s Guarantee

Schedule 6
Form of Mortgage

Schedule 7
Form of General Assignment

Schedule 8
Form of Manager’s Undertaking

Schedule 9
Form of Charter Assignment

SIGNED by	)
for and on behalf of	)	____________________
FREESEAS INC.	)	Authorised Signatory

SIGNED by	)
for and on behalf of	)	____________________
CREDIT SUISSE	)	Attorney-in-fact
as Bank	)